UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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LIGAND PHARMACEUTICALS INCORPORATED
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Notice of Annual Meeting of Stockholders to be held Monday, May 23, 2016
Dear Stockholder:
The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) will be held at 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037, on May 23, 2016 at 8:30 a.m. local time, for the following purposes:

1.
To elect a board of directors for the forthcoming year. Our board of directors has nominated the following seven persons, each to serve for a one year term to expire at the 2017 annual meeting of stockholders: Jason Aryeh, Todd Davis, John Higgins, John Kozarich, John LaMattina, Sunil Patel and Stephen Sabba.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016.

3.	To approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan.

4.
To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or the SEC.

5.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Stockholders of record at the close of business on March 29, 2016 will be entitled to vote at the annual meeting. We have elected to use the internet as our primary means of providing our proxy materials to stockholders. Most stockholders will receive only a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and for voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose.
The stock transfer books of the Company will remain open between the record date, March 29, 2016, and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please vote by internet or telephone as described in the enclosed proxy materials or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with those materials. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors,

/s/ CHARLES S. BERKMAN
Charles S. Berkman Vice President, General Counsel & Secretary
La Jolla, California
April 12, 2016

Ligand Pharmaceuticals Incorporated 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037 Proxy Statement For the Annual Meeting of Stockholders May 23, 2016
On behalf of the board of directors of Ligand, we are asking for your proxy, to be used at the annual meeting of stockholders to be held on May 23, 2016. The annual meeting will be held at 8:30 a.m. local time at 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037. Stockholders of record on March 29, 2016 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. If you need directions to the location of the annual meeting, please contact us at (858) 550-7500. On or about April 12, 2016, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2015 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Monday, May 23, 2016.
This proxy statement and the Company’s annual report are available electronically at www.ecdocumentview.com/LGND.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 1

General Information about the Annual Meeting and Voting

What is the purpose of the annual meeting?
At our annual meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. These include the election of directors, the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm, the approval of the amendment and restatement of the Company's 2002 Stock Incentive Plan and the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

Who can vote at the meeting?
Only stockholders of record as of the close of business on the Record Date are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote by proxy?” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our amended and restated bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting.

How many votes do I have?
Each share of our common stock that you own as of March 29, 2016 entitles you to one vote. The Notice of Internet Availability of Proxy Materials that is sent to you, or the proxy card or voting instruction form that is included in the proxy materials mailed to you if you have requested delivery by mail, will show the number of shares that you are entitled to vote.

How are votes counted?
Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the annual meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement, and stockholder proposals. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

The proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Grant Thornton LLP is considered a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Approval of the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan and the non-binding advisory resolution on our executive compensation requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against these proposals. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on the resolution to approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan or the compensation of our named executive officers. As a result, broker non-votes will have no effect on the outcome of the vote on these proposals.

All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Voting results will be tabulated and certified by our mailing and tabulating agent, Computershare.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 2

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, the 2015 annual report and voting instructions over the internet at http://www.envisionreports.com/LGND, by calling toll-free (866) 641-4276, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Ligand Pharmaceuticals” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before May 12, 2016 to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the annual meeting.

How do I vote by proxy?	If you are a stockholder of record on the Record Date, you may vote in one of the following four ways:

By the internet. You may go to www.envisionreports.com/LGND 24 hours a day, 7 days a week, and follow the instructions. You will need the 15-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on May 22, 2016.

By telephone. On a touch-tone telephone, you may call toll-free 1-800-652-8683, 24 hours a day, 7 days a week, and follow the instructions. You will need the 15 digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on May 22, 2016.

By mail. If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote by proxy by marking, dating, and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you may vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the annual meeting. Whether you are a stockholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person.

Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and votes are recorded and confirmed immediately.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 3

May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy by sending in another signed proxy with a later date, by notifying our corporate secretary, Charles S. Berkman, in writing before the annual meeting that you have revoked your proxy, or by attending the annual meeting and voting in person.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued, outstanding and entitled to vote are present in person or represented by proxy at the annual meeting. On the Record Date, there were 20,815,636 shares outstanding and entitled to vote. Accordingly, 10,407,819 shares must be represented by stockholders present at the annual meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the annual meeting or a majority in voting power of the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, may adjourn the annual meeting to another time or place.

I share an address with another stockholder, and we received only one paper copy of the proxy materials and annual report. How may I obtain an additional copy of these materials?
The rules of the SEC permit us, under certain circumstances, to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and annual reports to any household at which two or more stockholders reside. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses.
In order to take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to stockholders who share an address (unless we received contrary instructions from the affected stockholders prior to the mailing date). We will mail a separate copy of any of these documents, if requested. Requests for separate copies of any of these documents, either now or in the future, as well as requests for single copies in the future by stockholders who share an address and are currently receiving multiple copies, can be made by stockholders of record by contacting our corporate secretary at Ligand Pharmaceuticals Incorporated, 11119 N. Torrey Pines Rd. Suite 200 La Jolla CA 92037, or by telephone at (858) 550-7500. Such requests by street name holders should be made through their bank, broker or other holder of record.

How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC, we will send you one without charge. Please write to:
Ligand Pharmaceuticals Incorporated
11119 N. Torrey Pines Rd. Suite 200
La Jolla, CA 92037
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the Investors section of our website at www.ligand.com.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 4

Proposal No. 1 Election of Directors

The persons named below have been nominated by our board of directors to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, our board of directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders may exercise discretionary authority to vote for substitutes.
Nominees

Name	Offices Held	Year First Elected Director	Age*
John W. Kozarich(N)	Chairman of the Board	2003	66
John L. Higgins	Chief Executive Officer and Director	2007	46
Jason M. Aryeh(C)(N)	Director	2006	47
Todd C. Davis(C)	Director	2007	55
John L. LaMattina(C)	Director	2011	66
Sunil Patel(A)	Director	2010	44
Stephen L. Sabba(A)(N)	Director	2008	56

*	As of March 29, 2016
(A) Member of the audit committee
(C) Member of the compensation committee
(N) Member of the nominating and corporate governance committee

Mr. David Knott, 72, has decided not to stand for reelection. Mr. Knott has served on our board of directors since 2007 and is currently a member of our audit committee, as well as our designated “audit committee financial expert.” Effective as of the 2016 annual meeting, our board will reduce the size of the board from eight to seven members and will appoint one of our remaining independent directors to the audit committee. Proxies cannot be voted for more than seven people which is the number of nominees named herein.
Business Experience of Director Nominees
Jason M. Aryeh has served as a member of Ligand’s board of directors since September 2006. He is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the life sciences sector, and has served in such capacity since 1997. Mr. Aryeh serves as the Chairman of the board and a director of QLT Inc. and has served as the Chairman of both its Corporate Governance and Nominating Committee and its Strategic Action Committee. Mr. Aryeh also serves on the board of directors of CorMatrix Cardiovascular a medical device company, where he is Chairman of CorMatrix's Audit Committee and serves on its Compensation Committee,  Aralez Pharmaceuticals, where he is Chairman of the Transaction Committee and serves on its Compensation Committee and the Cystic Fibrosis Foundation’s Therapeutics Board. Previously, Mr. Aryeh served as a director of both Nabi Biopharmaceuticals, prior to its merger with Biota Pharmaceuticals, Inc. in November 2012, and of Myrexis, Inc., both of which were public biotechnology companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics. In selecting Mr. Aryeh to serve as a director, the board considered, among other things, his valuable capital markets experience, including his service as managing general partner of a hedge fund focused on the life sciences sector. The Company also benefits from Mr. Aryeh’s involvement in the biotechnology industry through his current and former positions as a director of multiple life science organizations including:  QLT Inc., Aralez Pharmaceuticals, CorMatrix Cardiovascular, the Cystic Fibrosis Foundation's Therapeutics board, NabiBiopharmaceuticals and Myrexis, Inc.
Todd C. Davis has served as a member of Ligand’s board of directors since March 2007. He is a Founding Managing Director of HealthCare Royalty Partners, a global healthcare investment firm. He has over 32 years of experience working in

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 5

and investing in the pharmaceutical and biotechnology industries. Over the course of his career, Mr. Davis has been involved in over $2 billion in healthcare deals and nearly $1 billion in royalty financings. He has also led, structured and closed over 40 additional intellectual property licenses, as well as growth equity, and debt deals. Previously, from 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed that firm’s royalty investments as a member of the royalty management committee. He also served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners from 2001 to 2004. Prior to beginning his principal investment career in 2001, Mr. Davis held various sales and product management roles at Abbott Laboratories and worked in business development, operations and licensing at Elan Pharmaceuticals. He currently serves on the boards of Suneva Medical, Inc. and Helomics, Inc. Mr. Davis holds a B.S. from the U.S. Naval Academy and an M.B.A. from Harvard University. In selecting Mr. Davis to serve as a director, the board considered, among other things, his valuable prior experience as a director of several public and private companies. Ligand also benefits from Mr. Davis' financial and accounting expertise and leadership experience within the biotechnology industry.
John L. Higgins is the Chief Executive Officer of Ligand Pharmaceuticals Incorporated, a position he has held since January 2007 and he has been a member of Ligand’s board of directors since March 2007. Prior to joining Ligand, Mr. Higgins served as Chief Financial Officer at Connetics Corporation, a specialty pharmaceutical company, since 1997, and also served as Executive Vice President, Finance and Administration and Corporate Development at Connetics until its acquisition by Stiefel Laboratories, Inc. in December 2006. Before joining Connetics, he was a member of the executive management team at BioCryst Pharmaceuticals. Prior to BioCryst, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins serves as Chairman of CoMentis, Inc., a biopharmaceutical company and serves on the board, audit and compensation committees of BioTechne, a company with a market capitalization of over $3 billion. Mr. Higgins has served as a director of numerous public and private companies. He graduated Magna Cum Laude from Colgate University with an A.B. in economics. In selecting Mr. Higgins to serve as a director, the board considered, among other things, his valuable experience operating and managing public biotechnology companies, his prior service on other company boards and his financial transaction experience as an investment banker. Ligand also benefits from Mr. Higgins' financial experience in leadership roles at companies within the biopharmaceutical industry.
John W. Kozarich, Ph.D., has served as a member of Ligand’s board since March 2003. Dr. Kozarich is Chairman and President of ActivX Biosciences in La Jolla. From 1992 to 2001, he was vice president at Merck Research Laboratories and previously held professorships at the University of Maryland and Yale University School of Medicine. Dr. Kozarich is also an adjunct professor of Chemical Physiology at the Scripps Research Institute and serves on boards, including QLT Inc., Retrophin, Inc. and the Board of Trustees of the Gordon Research Conferences. Previously, Dr. Kozarich served as a director of Corium Intl. He is also a recent recipient of the Distinguished Scientist Award from the San Diego Section of the American Chemical Society. Dr. Kozarich earned his B.S. in chemistry, summa cum laude, from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH Postdoctoral Fellow at Harvard. In selecting Dr. Kozarich to serve as a director, the board considered, among other things, his valuable pharmaceutical and international experience, including his service at Merck Research Laboratories, which is part of one of the world’s largest pharmaceutical companies, and his service with ActivX Biosciences, Inc., QLT Inc. and Corium Intl. Ligand also benefits from Dr. Kozarich’s financial and accounting experience in the pharmaceutical and biotechnology industries.
John L. LaMattina, Ph.D., has served as a member of Ligand’s board since February 2011. He spent 30 years at Pfizer Inc. beginning as a medicinal chemist in 1977. During his career, he was appointed to various positions of increasing responsibility for Pfizer Central Research, including Vice President of U.S. Discovery Operations in 1993, Senior Vice President of Worldwide Discovery Operations in 1998, Senior Vice President of Worldwide Development in 1999, and President, Pfizer Global R&D in 2004. Dr. LaMattina graduated with cum laude honors from Boston College with a B.S. in Chemistry. He received a Ph.D. from the University of New Hampshire in Organic Chemistry and subsequently was at Princeton University in the National Institutes of Health Postdoctoral Fellowship program. Dr. LaMattina is currently a senior partner at PureTech Ventures and serves on the board of directors of PureTech Health, Gelesis and Vedanta. Additionally, Dr. LaMattina serves as a director of Zafgen, Inc. and is on the Scientific Advisory Board for Trevena. Dr. LaMattina is a respected commentator on the biopharmaceutical industry on Forbes.com as well as with his books, most recently Devalued & Distrusted - Can the Pharmaceutical Industry Restore its Broken Image? In selecting Dr. LaMattina to serve as a director, the board considered, among other things, his valuable pharmaceutical and experience and experience as director of several biotech companies which provides the board with a broad leadership perspective. Ligand also benefits from Dr. LaMattina’s expert knowledge of the biopharmaceutical industry and his experience as strategic and scientific advisor.
Sunil Patel has served as a member of Ligand’s board of directors since October 2010. He has more than 20 years of senior management and R&D experience in the biotechnology industry and is currently Chief Financial Officer, Senior Vice President Corporate Development & Finance for OncoMed Pharmaceuticals, a development-stage company focused on

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 6

therapeutics targeting cancer stem cells. Mr. Patel has held senior management positions in corporate development, marketing, and strategy with BiPar Sciences, Allos Therapeutics, Connetics, Abgenix and Gilead Sciences. Mr. Patel also worked at McKinsey & Company serving biotech and pharmaceutical clients and has held scientific research positions at ZymoGenetics and ProCyte. Mr. Patel received his undergraduate degree in Chemistry at the University of California, Berkeley, and master’s degree in Molecular Bioengineering/Biotechnology at the University of Washington. In selecting Mr. Patel to serve as a director, the board considered, among other things, his valuable pharmaceutical and corporate development experience, including his service at OncoMed Pharmaceuticals. Ligand also benefits from Mr. Patel’s experience in serving as a senior member of management at both public and private biotechnology companies.
Stephen L. Sabba, M.D., has served as a member of Ligand’s board of directors since August 2008. Dr. Sabba has been a leading Bio/Pharma Analyst and Fund Manager for Knott Partners, L.P., an investment fund company, since November 2006. Previously he was a Partner and Director of Research with Kilkenny Capital Management, a Chicago-based biomedical hedge fund. Prior to that, Dr. Sabba was Director of Research at Sturza’s Medical Research, and previously was a gastroenterologist and internist in private practice at Phelps Memorial Hospital in North Tarrytown, New York. He received his medical degree from the New York University School of Medicine, and completed a residency in internal medicine and a fellowship in gastroenterology at the Veterans Administration Medical Center in New York City. He earned a B.S. with honors at Cornell University. Dr. Sabba has served as a member of the board of the directors for QLT Inc., a leading Canadian biotech company, since June 2012. In selecting Dr. Sabba to serve as a director, the board considered, among other things, his capital markets and accounting expertise gained from his prior experience working in the hedge fund and investment fund industries. Ligand also benefits from his background as a medical doctor and from his understanding of medicine.
Director Independence
Our board of directors has determined that, with the exception of Mr. Higgins, each of the directors is an independent director under the NASDAQ Global Market listing standards. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.
Board Meetings and Committees
Our board of directors held 2 in-person meetings and 6 telephonic meetings, and acted by unanimous written consent 4 times during the year ended December 31, 2015. During such year, each incumbent director attended at least 92% of the aggregate number of meetings of our board of directors and the committees on which he served which were held during the periods in which he served. The Company does not have a policy regarding attendance of the directors at the annual meeting. At our 2015 annual meeting of stockholders, none of our then-current directors was in attendance.
Our board of directors has an audit committee, a nominating and corporate governance committee and a compensation committee. Each committee is described below. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the “Investors—Corporate Governance—Committee Charters” section of our website at www.ligand.com. Our board of directors has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
The audit committee is primarily responsible for overseeing the Company’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. The audit committee currently consists of Messrs. Knott and Patel and Dr. Sabba (chair). Our board of directors will appoint one of our remaining independent directors to the audit committee on or prior to the 2016 annual meeting to replace Mr. Knott. The audit committee held 1 in-person meeting and 4 telephonic meetings during 2015. After reviewing the qualifications of all current committee members and any relationship they may have that might affect their independence from the Company, our board of directors has determined that (i) all current committee members are “independent” as defined under Section 10A of the Securities Exchange Act of 1934, as amended, (ii) all current committee members are “independent” as defined under the applicable NASDAQ Global Market listing standards, (iii) all current committee members have the ability to read and understand financial statements and (iv) Mr. Knott qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of his level of knowledge and experience based on a number of factors, including his formal education and experience.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 7

The nominating and corporate governance committee is responsible for identifying and recommending candidates for director of the Company. The nominating and corporate governance committee currently consists of Mr. Aryeh (chair) and Drs. Kozarich and Sabba. Each member of the nominating and corporate governance committee is an independent director under the NASDAQ Global Market listing standards. The nominating and corporate governance committee held 1 in-person meeting and 3 telephonic meetings during 2015.
The nominating and corporate governance committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The nominating and corporate governance committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The nominating and corporate governance committee and the board as a whole consider it beneficial to the Company to have directors with a diversity of backgrounds and skills. The nominating and corporate governance committee and the board as a whole have no formal policy with regard to the consideration of diversity in identifying director nominees. The nominating and corporate governance committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of our board of directors expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties. The nominating and corporate governance committee considers all such candidates in the same manner, regardless of source. Under its charter, the nominating and corporate governance committee may retain a search firm to identify and recommend candidates but has not done so to date.
The compensation committee reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. The compensation committee consists of Messrs. Aryeh and Davis (chair) and Dr. LaMattina. Each member is an independent director under the NASDAQ Global Market listing standards. The compensation committee held 4 telephonic meetings and acted by unanimous written consent 2 times during 2015.
Board Leadership Structure
Our board of directors has nominated seven persons to serve as directors of the Company until the next annual meeting of stockholders, six of whom are independent. We separate the roles of chief executive officer and chairman of our board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the chairman of our board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the Company.
Board’s Role in Risk Oversight
Our board of directors is actively involved in oversight of risks that could affect the Company. The board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including risks associated with our operational, financial, legal and regulatory functions. The full board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a board committee engages in a discussion related to areas of material risk to the Company, the chairperson of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board meeting. This enables the board and its committees to coordinate the risk oversight role.
Communicating with the Board of Directors
Stockholders may communicate with our board of directors or individual directors by mail, in care of the Secretary, at the Company’s principal executive offices. Letters are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the content of the letter. However, items that are unrelated to the duties and responsibilities of the board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

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Recommendation of the Board of Directors
The board of directors unanimously recommends a vote FOR the nominees listed above.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 9

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm
You are being asked to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s independent registered public accounting firm.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, the Company’s amended and restated bylaws, or otherwise. However, the board of directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors or its audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Grant Thornton LLP.
Independent Auditor’s Fees
The following is a summary of the fees incurred by the Company from Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014:

Fee Category	Fiscal Year 2015 Fees	Fiscal Year 2014 Fees
Audit Fees(1)	$625,856	$473,290
Audit-related fees(2)	70,062	—
Tax Fees(3)	422,268	289,843
Total Fees	$1,118,186	$763,133

(1) Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2015 and 2014, audit fees included fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting, (iii) comfort letters, consents, and assistance with and review of documents filed with the SEC, and (iv) other accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.
(2) Audit-related fees consist of professional services rendered for assistance with tax related due diligence work related to the acquisition of Open Monoclonal Technology, Inc.
(3) Tax fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance and tax consulting projects including the analysis of our net operating loss carryforwards, Research and Development tax credit analysis and international tax planning.

In considering the nature of the services provided by Grant Thornton LLP during the 2015 fiscal year, the audit committee determined that such services are compatible with the provision of independent audit services.

The audit committee discussed these services with Grant Thornton LLP and the Company’s management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services performed by Grant Thornton LLP in 2015 and 2014 were pre-approved in accordance with the requirements of the audit committee charter.

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Except as stated above, there were no other fees charged by Grant Thornton for 2015 and 2014. The audit committee considers the provision of these services to be compatible with maintaining the independence of Grant Thornton LLP. None of the fees paid to Grant Thornton LLP under the category “Tax Fees” described above were approved by the audit committee after services were rendered pursuant to the de minimis exception established by the SEC.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that stockholders vote FOR the ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

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Proposal No. 3 Approval of the Amendment and Restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan

We are asking our stockholders to approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, or the 2002 Plan. The amended and restated 2002 Plan is referred to herein as the Restated Equity Plan. The Restated Equity Plan was adopted by our board on April 5, 2016, subject to stockholder approval. The Restated Equity Plan will become effective if it is approved by the stockholders at the annual meeting.

The proposed amendments to the 2002 Plan would:

•
Increase the Share Reserve. We are asking our stockholders to approve an increase of 900,000 in the number of shares available for issuance under the Restated Equity Plan over the existing share reserve under the 2002 Plan. Accordingly, the Restated Equity Plan authorizes the issuance of an aggregate of 5,479,254 shares of common stock. As of March 29, 2016, awards covering a total of 2,228,738 shares were subject to outstanding awards under the 2002 Plan and 41,808 shares remained available for future grants under the 2002 Plan.

Under the terms of the Restated Equity Plan, the shares available for issuance may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one share of common stock for every one share subject to an option or stock appreciation right, or SAR, outstanding under the Restated Equity Plan and 1.5 shares of common stock for every one share subject to a “full-value award” under the Restated Equity Plan. For purposes of the Restated Equity Plan, a full-value award is an award pursuant to which shares of our common stock are issuable that is granted with a per-share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant.

The proposed increase in shares available for issuance under the Restated Equity Plan (over the existing share reserve under the 2002 Plan) has been reviewed and approved by our board. In the process, the board determined that the existing number of shares available for issuance under the 2002 Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who create stockholder value. The increase in shares has been necessitated by the hiring of new employees, and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.

•	Extend the Term. The Restated Equity Plan will have a term of ten years from the date it was adopted by our board.

•	Limit on Director Compensation. The Restated Equity Plan establishes an annual limit on the compensation that may be paid to a non-employee director in any one calendar year.

•
Clawback Policy. Under the Restated Equity Plan, all awards are subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable laws, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

•
162(m) Approval and Approval of Material Terms of Performance Goals. We are also seeking stockholder approval of the Restated Equity Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code, or Section 162(m), and to approve the material terms of the performance goals for awards that may be granted under the Restated Equity Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these

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aspects of the Restated Equity Plan is discussed below, and stockholder approval of this Proposal 3 is intended to constitute approval of the material terms of the Restated Equity Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Restated Equity Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Equity Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Equity Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Equity Plan. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

The Restated Equity Plan is not being materially amended in any respect other than to reflect the changes described above.
Why the Stockholders Should Vote to Approve the Restated Equity Plan

•
Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. Our equity compensation plans are critical to our ongoing effort to build stockholder value. As discussed in the Compensation Discussion and Analysis section of this proxy statement, equity incentive awards are central to our compensation program. Our board and its compensation committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate world-class talent. Historically, we have primarily issued stock options and restricted stock units because these forms of equity compensation provide a strong retention value and incentive for employees to work to grow the business and build stockholder value, and are attractive to employees who share the entrepreneurial spirit that has made us a success.

Also, our equity incentive programs are broad-based. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining talented employees. We believe we must continue to offer a competitive equity compensation plan in order to attract and motivate the talent necessary for our continued growth and success. As of March 29, 2016, all of our 21 employees and all of our eight non-employee directors held outstanding equity awards.

•
The 2002 Plan Will No Longer Have Shares Available for Grant. Under our current forecasts, the 2002 Plan will run out of shares available for grant within the next 12 months, and we will not be able to continue to issue equity to our employees and directors unless our stockholders approve the Restated Equity Plan. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees and directors if we are unable to make equity grants to them.

•
We Manage Our Equity Incentive Award Use Carefully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. Our compensation committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. The following table summarizes the awards outstanding and shares available for grant under the 2002 Plan as of March 29, 2016, and the proposed increase in shares authorized for issuance under the Restated Equity Plan:

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	Number of Shares (1)	As a % of Shares Outstanding (2)	Dollar Value (3)
Options outstanding	1,880,327	9.0%	$197,152
Weighted average exercise price of outstanding options	$41.50	—	—
Weighted average remaining term (in years) of outstanding options	2.66	—	—
Restricted stock units(4)	348,411	1.7%	$36,531
Shares available for grant	41,808	0.2%	$4,384
Proposed increase in shares available for issuance under Restated Equity Plan (over existing share reserve under 2002 Plan)	900,000	4.3%	$94,365

(1) Excludes the shares available for grant under our Employee Stock Purchase Plan, as amended and restated.
(2) Based on 20,815,636 shares of our common stock outstanding as of March 29, 2016.
(3) Based on the closing price of our common stock on March 29, 2016, of $104.85 per share (in thousands).

(4)	Restricted stock units that are subject to performance-based vesting are reflected assuming “maximum” performance.

In determining whether to approve the Restated Equity Plan, including the proposed increase to the share reserve under the Restated Equity Plan over the share reserve under the existing 2002 Plan, our board considered the following:

•
The 5,479,254 shares to be reserved for issuance under the Restated Equity Plan will represent an increase of 900,000 shares from the aggregate number of shares reserved for issuance and that remain available for future grant under the 2002 Plan as of March 29, 2016.

•
In determining the size of the share reserve under the Restated Equity Plan, our board considered the number of equity awards we granted during the past three calendar years. In calendar years 2013, 2014 and 2015, our annual equity burn rates (calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of diluted shares outstanding at the end of the applicable year) under the 2002 Plan were 2.6%, 2.1% and 1.9%, respectively. If each “full-value award” is multiplied by 1.5 (consistent with the methodology employed pursuant to the fungible share ratio in the Restated Equity Plan), the “adjusted” annual burn rate under the 2002 Plan would be 4.0%, 3.2% and 2.8% for calendar years 2013, 2014 and 2015, respectively.

•
We expect the proposed aggregate share reserve under the Restated Equity Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2002 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Equity Plan could last for a shorter or longer time.

•
In calendar years 2013, 2014 and 2015, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 16.2%, 15.1%, and 12.9%, respectively. If the Restated Equity Plan is approved, we expect our overhang at the end of 2016 will be approximately 14.9% (excluding the 72,367 shares that remain available for issuance under the Employee Stock Purchase Plan as of March 29, 2016).

•
Analysis by our compensation consultant, which was based on generally accepted evaluation methodologies used by proxy advisory firms, that the additional number of shares to be reserved under the Restated Equity Plan is within generally accepted standards as measured by an analysis of the Restated Equity Plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which we compete, our board has determined that the size of the share reserve under the Restated Equity Plan is reasonable and

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 14

appropriate at this time. Our board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Equity Plan.
The Restated Equity Plan Contains Equity Compensation Best Practices
The Restated Equity Plan authorizes the issuance of equity-based compensation in the form of stock options, SARs, restricted shares, restricted stock units, dividend equivalents, stock payments and performance-based awards structured by the compensation committee within parameters set forth in the Restated Equity Plan, for the purpose of providing our directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the Restated Equity Plan that reflect our commitment to effective management of incentive compensation and that are consistent with best practices in equity compensation to protect our stockholders’ interests are as follows:

•
Broad-based eligibility for equity awards. We grant equity awards to all of our full-time employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business. As of March 29, 2016, all of our 21 employees and all of our eight non-employee directors received grants of equity awards. No consultants held any equity awards.

•
Stockholder approval is required for additional shares. The Restated Equity Plan does not contain an annual “evergreen” provision. The Restated Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Restated Equity Plan.

•
No Re-pricing or Replacement of Options or Stock Appreciation Rights. The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or SAR with cash, any other award or an option or SAR with an exercise price that is less than the exercise price per share of the original option or SAR.

•
No In-the-Money Option or Stock Appreciation Right Grants. The Restated Equity Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

•	Section 162(m) Qualification. The Restated Equity Plan is designed to allow awards made under the Restated Equity Plan to qualify as performance-based compensation under Section 162(m) of the Code.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met.

•	Limitations on Grants. No one person participating in the Restated Equity Plan may receive awards for more than 1,000,000 shares of common stock in the aggregate per calendar year.

•
Non-Employee Director Compensation Limit. The sum of any cash compensation, or other compensation, and the grant date fair value of awards granted to a non-employee director for services as a non-employee director during any calendar year, generally may not exceed $550,000 (which limit will be increased to $850,000 in the calendar year of his or her initial service as a non-employee director).

•	No Tax Gross-Ups. The Restated Equity Plan does not provide for any tax gross-ups.

•	Independent Administration. The compensation committee of the board, which consists of only independent directors, will administer the Restated Equity Plan if it is approved by stockholders.
Stockholder Approval Requirement
Stockholder approval of the Restated Equity Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m), and (3) grant incentive stock options, or ISOs, thereunder.

Specifically, approval of the Restated Equity Plan will constitute approval of the material terms of the Restated Equity Plan pursuant to the stockholder approval requirements of Section 162(m), as discussed above, which will enable (but not require)

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 15

us to award performance-based compensation within the meaning of Section 162(m) under the Restated Equity Plan, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Restated Equity Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

If the Restated Equity Plan is not approved by our stockholders, the Restated Equity Plan will not become effective, the existing 2002 Plan will continue in full force and effect, and we may continue to grant awards under the existing 2002 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Summary of the Restated Equity Plan
The following is a summary of the principal features of the Restated Equity Plan, assuming approval of this proposal. The summary, however, is not a complete description of all the provisions of the Restated Equity Plan. The proposed Restated Equity Plan is attached to this proxy statement as Appendix A.
Plan Structure

The Restated Equity Plan contains three separate equity programs; the Discretionary Option Grant Program, the Stock Issuance Program and the Other Stock Awards Program.
Administration

The Restated Equity Plan will be administered by the compensation committee of the board. This committee has complete discretion, subject to the provisions of the Restated Equity Plan, to authorize awards under the Restated Equity Plan to all eligible persons other than non-employee members of our board. However, the board may also appoint a secondary committee of one or more members of our board of directors to have separate but concurrent authority to make awards under those programs to all eligible individuals other than our executive officers and non-employee members of our board of directors. The full board will administer the Restated Equity Plan with respect to awards to the non-employee members of our board of directors. The term “Plan Administrator,” as used in this proxy statement, will mean the board, the compensation committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the Restated Equity Plan.
Eligibility

Officers and employees of Ligand and its subsidiaries, whether now existing or subsequently established, non-employee members of our board of directors and consultants and independent contractors of Ligand and its parent and subsidiaries are eligible to participate in the Restated Equity Plan.

As of March 29, 2016, all 21 of our employees and all eight non-employee members of our board of directors were eligible to receive awards under the 2002 Plan, and would have been eligible to receive awards under the Restated Equity Plan had it been in effect on such date. No consultants held equity awards.
Shares Available

We are asking our stockholders to approve an increase of 900,000 in the number of shares available for issuance under the Restated Equity Plan over the share reserve under the existing 2002 Plan. The Restated Equity Plan will authorize the issuance of an aggregate of 5,479,254 shares of common stock, reduced by (1) one share for each share subject to a stock option or SAR and (2) 1.5 shares for each share subject to a full-value award. As of March 29, 2016, 41,808 shares of common stock remained available for future issuance under the 2002 Plan and 2,228,738 shares were subject to outstanding awards under the 2002 Plan.

If (1) any award is forfeited or expires or such award is settled for cash, (2) any shares subject to a full-value award are forfeited by the holder or repurchased by us at a price not greater than the price paid by the holder of such shares, or (3) any shares are tendered or withheld to satisfy any tax withholding obligation with respect to a full-value award, then the shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again for new grants under the Restated Equity Plan. Any shares that again become available for grant will be added back as (1) one share if such shares were subject to an option or SAR, and (2) as 1.5 shares if such shares were subject to full-value

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awards. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Equity Plan.

Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the Restated Equity Plan: (1) any shares tendered or withheld to satisfy the exercise price of an option or any tax withholding obligation with respect to an option or SAR, (2) any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise, and (3) any shares purchased on the open market with the cash proceeds from the exercise of options.
Adjustments

Should any change be made to the common stock issuable under the Restated Equity Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, or as a result of a change in ownership or control of Ligand, then appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the Restated Equity Plan;

•	the maximum number and/or class of securities for which any one person may be granted awards per calendar year under the Restated Equity Plan;

•	the number and/or class of securities for which grants are subsequently to be made under an automatic option grant program to new and continuing non-employee members of the board of directors;

•	the number and/or class of securities and price per share in effect under each outstanding award; and

•	terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto).

In addition, equitable adjustments will be made to outstanding awards in the event a large non-recurring cash dividend is paid to our stockholders, which affects the common stock or share price of the common stock underlying the awards subject to the Restated Equity Plan. Such adjustments to the outstanding awards will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those awards.
Valuation

The fair market value per share of common stock on any relevant date under the Restated Equity Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ Global Market. If there is no reported selling price for such date, then the fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On March 29, 2016, the closing selling price per share was $104.85.
Discretionary Grant Program
Grants

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an ISO or a non-statutory option under the federal tax laws, the time or times when each option is to become exercisable, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.
Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 17

they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by us, at the lower of (1) the exercise price paid per share or (2) the fair market value per share of common stock at the time of cessation of service if the optionee ceases service with us prior to vesting in those shares.

The exercise price may be paid in cash or check, in shares of common stock or, in the Plan Administrator’s discretion, by issuance of a promissory note. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.
Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.
Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share, if any, determined by the Plan Administrator. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule, if any, to be in effect for the stock issuance.

The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon our attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to us for cancellation or repurchase, and the participant will not have any further stockholder rights with respect to those shares.
Other Stock Awards Program

The Plan Administrator has complete discretion under the Other Stock Awards Program to make awards of stock appreciation rights, restricted stock units or dividend equivalents to eligible persons under the Plan.
Stock Appreciation Rights

SARs may be granted in connection with stock options or other awards, or separately. SARs granted by the Plan Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR or a related option or other awards. Each granted SAR will have an exercise or base price per share not less than 100% of the fair market value per share of common stock on the SAR grant date, and no granted SAR will have a term in excess of 10 years. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Plan

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Administrator in the SAR agreements. The Plan Administrator may elect to pay SARs in cash or in shares of our common stock or in a combination of both.
Restricted Stock Units

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like stock issuances that are subject to vesting, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike stock issuances, shares issuable pursuant to a restricted stock unit award will not be issued until the restricted stock unit award has vested, and recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
Dividend Equivalents
Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. Dividend and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.
Equity Awards to Non-Employee Directors
Non-employee members of our board of directors are eligible for automatic equity awards under the Restated Equity Plan pursuant to the terms of our Director Compensation Policy, which is described below under “Compensation Discussion and Analysis—Narrative to Director Compensation Table.”

Under the Restated Equity Plan, the sum of any cash compensation, or other compensation, and the grant date fair value of awards granted to a non-employee director for services as a non-employee director during any calendar year, generally may not exceed $550,000 (which limit will be increased to $850,000 in the calendar year of his or her initial service as a non-employee director). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

General Plan Provisions

Change in Ownership or Control

In the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, the Plan Administrator may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding awards for a cash payment;

•	replace outstanding awards with other rights or property;

•	accelerate the vesting of all or a portion of the awards;

•	require that the successor or survivor corporation assume the awards or replace them with equivalent awards; or

•	adjust the terms and conditions of outstanding awards.

In addition, in the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, then awards granted under the Restated Equity Plan may:

•	vest or accelerate in full when such awards are not to be assumed by any successor corporation;

•	vest or accelerate in full when such awards are to be assumed by any successor corporation; or

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 19

•	vest or accelerate in full when such awards are to be assumed by any successor corporation and the employee holding such options is involuntarily terminated.

Special Tax Election

The Plan Administrator may provide holders of awards under the Restated Equity Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise or vesting of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The board may amend or modify the Restated Equity Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the Restated Equity Plan will terminate on the earliest of:

•	April 4, 2026; or

•	the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Repricing Prohibited

The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or SAR with cash, any other award or an option or SAR with an exercise price that is less than the exercise price per share of the original option or SAR.

Performance-Based Awards

Performance awards may also be granted pursuant to the Restated Equity Plan. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Plan Administrator, in each case on a specified date or dates or over any period or periods determined by the Plan Administrator. The goals are established and evaluated by the Plan Administrator and may relate to performance over any periods as determined by the Plan Administrator. The Plan Administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

The compensation committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the compensation committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	gross or net sales or revenue;

•	adjusted net income;

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 20

•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	expenses;

•	working capital;

•	earnings per share or adjusted earnings per share

•	price per share of our common stock;

•	regulatory body approval for commercialization of a product; and

•	implementation or completion of critical projects;

any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the compensation committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us or any of our subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The compensation committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period;

•	other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities;

•	items related to acquired in-process research and development;

•	items relating to changes in tax laws;

•	items relating to major licensing or partnership arrangements;

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 21

•	items relating to asset impairment charges;

•	items relating to gains or losses for litigation, arbitration and contractual settlements; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by the compensation committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

The maximum number of shares which may be subject to awards granted under the Restated Equity Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the Restated Equity Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Option Grants

Options granted under the Restated Equity Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

•
Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (1) the lesser of the fair market value of those shares on the exercise date or the sale date over (2) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date or the sale date, if less, over (2) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

•
Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 22

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of Ligand in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The holder recognizes ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.
Direct Stock Issuance

An employee to whom unvested shares are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code. However, when the restrictions on the shares of stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to unvested stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. A participant who receives stock in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.
Restricted Stock Units

An individual to whom restricted stock units are issued will not have taxable income upon issuance and we will not then be entitled to a deduction. An individual to whom restricted stock units are issued will generally realize ordinary income at the time the shares issuable with respect to the restricted stock unit award are distributed to the individual in an amount equal to the fair market value of such shares (less any purchase price), and we will be entitled to a corresponding deduction.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.
Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Restated Equity Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 23

The Restated Equity Plan is designed to meet the requirements of Section 162(m); however, full-value awards granted under the Restated Equity Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full-value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Restated Equity Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.
Section 409A of the Code

Certain awards under the Restated Equity Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.
Plan Benefits

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of common stock subject to awards granted under the existing 2002 Plan to date that were outstanding as of March 29, 2016:

Name and Position	Number of Shares Subject to Stock Option Awards	Number of Shares Subject to Restricted Stock Awards/RSUs
John L. Higgins, President and Chief Executive Officer	736,639	52,463
Matthew W. Foehr, Executive VP and Chief Operating Officer	335,552	30,871
Matthew Korenberg, Vice President, Finance and Chief Financial Officer	43,464	19,740
Charles S. Berkman, Vice President, General Counsel and Secretary	69,108	12,812
Melanie J. Herman, Chief Accounting Officer	20,937	2,299
Executive Officers, as a group (1)	1,184,763	115,886
Non-Employee Directors, as a group (2)	172,253	5,550
Employees other than Executive Officers, as a group	523,311	204,511
(1) Excludes shares subject to awards held by Ms. Herman and Dr. de Silva who were not executive officers as of March 29, 2016.
(2) All of the non-employee members of our board of directors will, upon re-election to the board at the Annual Meeting, receive an automatic award of shares of restricted stock and options to purchase shares of common stock under the Restated Equity Plan pursuant to our Director Compensation Policy, as described below under “Compensation Discussion and Analysis—Narrative to Director Compensation Table.” Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.

All other future grants under the Restated Equity Plan are within the discretion of the Plan Administrator and the benefits of such grants are, therefore, not determinable.
Recommendation of the Board of Directors

Our board believes that the Restated Equity Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. Our board unanimously recommends that the stockholders vote FOR this proposal.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 24

Proposal No. 4 Approval of Compensation of the Named Executive Officers
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Ligand Pharmaceuticals Incorporated stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ligand Pharmaceuticals Incorporated’s Proxy Statement for the 2016 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”
Recommendation of the Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Executive Officers

The names of the executive officers of the Company and their ages, titles and biographies as of March 29, 2016 are set forth below.

John L. Higgins, 46, is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Higgins' business experience.

Charles S. Berkman, J.D., 47, has served as our Vice President, General Counsel and Secretary since April 2007. Mr. Berkman joined the Company in November 2001 and previously served as Associate General Counsel and Chief Patent Counsel for the Company (and Secretary since March 2007). Prior to joining the Company, Mr. Berkman was an attorney at the international law firm of Baker & McKenzie from November 2000 to November 2001. Before that he served as an attorney at the law firm of Lyon & Lyon from 1993 to November 2000, where he specialized in intellectual property law. Mr. Berkman earned a B.S. in chemistry from the University of Texas and a J.D. from the University of Texas School of Law.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 25

Matthew W. Foehr, 43, has been our President and Chief Operating Officer since January 2015. Prior to that time, Mr. Foehr served as our Executive Vice President and Chief Operating Officer since 2011, and has more than 20 years of experience managing global research and development programs. Prior to joining Ligand in 2011, he was Vice President and Head of Consumer Dermatology R&D, as well as Acting Chief Scientific Officer of Dermatology, in the Stiefel division of GlaxoSmithKline (GSK). Following GSK's $3.6 billion acquisition of Stiefel in 2009, Mr. Foehr led the R&D integration of Stiefel into GSK. At Stiefel Laboratories, Inc., Mr. Foehr served as Senior Vice President of Global R&D Operations, Senior Vice President of Product Development & Support, and Vice President of Global Supply Chain Technical Services. Prior to Stiefel, Mr. Foehr held various executive roles at Connetics Corporation including Senior Vice President of Technical Operations and Vice President of Manufacturing. Mr. Foehr serves on the Board of Directors of Viking Therapeutics, Inc. and Ritter Pharmaceuticals, Inc. Mr. Foehr is the author of multiple scientific publications and is named on numerous U.S. patents. He received his B.S. degree in biology from Santa Clara University.

Matthew Korenberg, 41, has served as our Vice President, Finance and Chief Financial Officer since August 2016. Prior to joining Ligand, commencing in September 2013, Mr. Korenberg was the founder, Chief Executive Officer and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg was a Managing Director and member of the healthcare investment banking team at Goldman Sachs from July 1999 through August 2013. During his 14 year tenure at Goldman Sachs, Mr. Korenberg was focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Prior to Goldman Sachs, Mr. Korenberg was a healthcare investment banker at Dillon, Read & Co. Inc. where he spent two years working with healthcare companies in the biotechnology and pharmaceutical sectors and industrial companies. Mr. Korenberg holds a B.B.A. in Finance and Accounting from The University of Michigan.
Security Ownership of Certain Beneficial Owners, Directors and Management

The following table shows, based on information we have, the beneficial ownership of our common stock as of March 29, 2016, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors;

•	each of our named executive officers (as defined below in “Compensation Discussion and Analysis – Summary Compensation Table”); and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately 20,815,636 shares of common stock outstanding on March 29, 2016. Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after March 29, 2016, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 26

Beneficial Owner	Number of Shares Beneficially Owned	Shares Beneficially Owned via Options, Warrants or Convertible Notes	Percent of Class Owned

BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	1,958,105	—	9.4%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	1,348,453	—	6.5%
FMR LLC(3) 245 Summer Street Boston, MA 02210	1,110,624	—	5.3%
RS Investment Management Co. LLC(4) One Bush Street, Suite 900 San Francisco, CA 94104	1,089,730	—	5.2%
Directors and Executive Officers
Jason M. Aryeh (5)	299,069	9,399	1.5%
Charles S. Berkman	29,647	35,107	*
Todd C. Davis	55,399	16,734	*
Nishan de Silva	22,282	—	*
Matthew W. Foehr	78,912	246,145	1.6%
Melanie J. Herman	3,631	3,688	*
John L. Higgins	125,664	589,738	3.4%
David M. Knott(6)	1,265,918	36,404	6.3%
Matthew Korenberg	9,870	—	*
John W. Kozarich	49,711	32,237	*
John L. LaMattina	19,480	28,071	*
Sunil Patel	38,025	33,071	*
Stephen L. Sabba	26,622	33,071	*
Directors and executive officers as a group (12 persons)(7)	1,998,317	1,059,977	14.7%

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 27

*	Less than one percent.
(1)
Represents shares of common stock owned by funds affiliated with BlackRock, Inc. at December 31, 2015, as indicated in the entity’s Schedule 13G/A filed with the SEC on January 26, 2016. BlackRock, Inc. reports shared voting and investment power with respect to all 2,025,768 shares.

(2)	Represents shares of common stock beneficially owned by The Vanguard Group at December 31, 2015 as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2016.
(3)	Represents shares of common stock beneficially owned by FMR LLC at December 31, 2015 as indicated in the entity’s Schedule 13G filed with the SEC on February 12, 2016.
(4)	Represents shares of common stock beneficially owned by RS Investment Management Co. LLC at December 31, 2015 as indicated on the entity’s Schedule 13G/A filed with the SEC on February 12, 2016.
(5)
Shares held by David M. Knott include shares held by Dorset Management Corporation (“Dorset”). Mr. Knott is the sole director and President of Dorset, which provides investment management services to a limited number of foreign and domestic individuals and entities (the “Managed Accounts”). Mr. Knott is the sole member of Mabon Capital Management, LLC, a New York limited liability company, that is the sole general partner of Mulsanne Partnership, L.P., a Delaware limited partnership (“Mulsanne”). Mr. Knott is the managing member of Knott Partners Management, LLC, a New York limited liability company, which is the sole general partner of Shoshone Partners, L.P., a Delaware limited partnership (“Shoshone”), the sole general partner of Knott Offshore Master Fund, L.P., a limited partnership (“Knott Offshore”) and managing general partner of Knott Partners, L.P., a New Jersey limited partnership (together with Shoshone, Knott Offshore and Mulsanne, the “Partnerships”). Mr. Knott individually has the sole power to vote 1,265,918 shares and dispose of 1,264,075 shares beneficially owned by Mr. Knott, the Partnerships and the Managed Accounts. As President of Dorset, Mr. Knott shares with certain of Dorset’s clients the power to vote 1,666 shares of Common Stock beneficially owned, in the aggregate, by such clients.

(6)
Shares held by Jason Aryeh are owned by certain funds managed by JALAA Equities, LP (“JALAA”), JLV Investments, LP (“JLV”) and affiliates (collectively, the “Funds”). Mr. Aryeh is the general partner of JALAA and a partner of JLV. Mr. Aryeh individually has the sole power to vote 299,069 shares and dispose of 299,069 shares beneficially owned by Mr. Aryeh and the Funds.

(7)
Excludes shares held by Ms. Herman and Dr. de Silva who were not executive officers as of March 29, 2016. They are included in the table because each served as our principal financial officer during some portion of 2015 making them named executive officers.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 28

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and programs, the compensation decisions the compensation committee made under those programs, and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers or “NEOs”, who for 2015 were:

Name	Title
John L. Higgins	Chief Executive Officer
Matthew W. Foehr	President and Chief Operating Officer
Charles S. Berkman	Vice President and General Counsel
Melanie J. Herman	Chief Accounting Officer and former Interim Chief Financial Officer
Matthew Korenberg	Vice President, Finance and Chief Financial Officer
Nishan de Silva	Vice President, Finance and Strategy and Chief Financial Officer
Ms. Herman and Dr. de Silva are included as NEOs because each served as our Chief Financial Officer for a portion of 2015. Ms. Herman and Dr. de Silva are not currently executive officers of the Company.
Executive Summary
Overview and Objectives of Our Executive Compensation Program

The compensation committee has designed our executive compensation program to provide compensation opportunities that:

•	attract, motivate and retain individuals of superior ability and managerial talent critical to its long-term success;

•	align executives’ interests with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	create incentives to achieve key strategic and corporate performance objectives; and

•	enhance the executives’ incentive to increase the Company’s stock price and maximize stockholder value.

Within this framework our compensation program has been developed with the following key principles in mind:

•
We Intend to Pay for Performance. The majority of our named executive officers’ total compensation as shown in our Summary Compensation Table below ties compensation directly to the achievement of corporate objectives, increases in our stock price or both. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

•
Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with our corporate strategies, business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan and tying a significant portion of total compensation opportunities to equity incentives.

•	Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	base salary;

•	annual variable performance bonus awards payable in cash;

•	long-term stock-based incentive awards; and

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 29

•	employee benefits and perquisites, including change in control severance arrangements.

Each element of our executive compensation program is discussed in greater detail below.

Ligand's Strong 2015 Corporate Performance

Our Company’s fiscal year 2015 accomplishments, guided by our named executive officers, illustrate the success of our executive compensation program, and included, among other things, the following:

•
Successful Business Development: The Company's Shots-on-Goal portfolio increased from 111 to over 125 during 2015. In addition, the Company signed a merger agreement with Open Monoclonal Technologies, Inc. in 2015 which closed in January 2016, adding an additional 16 Shots-on-Goal in a new line of business.

•
Continued Optimization of Captisol Business: In 2015, the Company entered into 94 new Captisol research contracts and had significant year-over-year increases in Captisol material sales and sample requests from prospective partners. The Company also expanded its Captisol intellectual property portfolio with 45 new patent filings and by adding 40 new countries to its intellectual property footprint.

•
Research and Development: In 2015, the Company continued to advance its product pipeline, including the receipt of positive Phase 1b Glucagon data. Additionally, the Company completed a licensing agreement for oral lasofoxifene to Sermonix and acquired rights to more than 15 biologic Shots-on-Goal from proof of concept studies completed by Selexis.

•
Operational Achievements: During 2015, the Company had its third consecutive year of being sustainably profitable and cash flow positive, with solid financial growth. The Company successfully contained costs while implementing various internal organizational changes.

Performance Graph

The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 and is based on the returns of the component companies weighted monthly according to their market capitalizations. The graph compares total stockholder returns of our common stock, of all companies traded on the NASDAQ Stock market, as represented by the NASDAQ Composite® Index, and of the NASDAQ Biotechnology Stock Index, as prepared by The NASDAQ Stock Market Inc. The NASDAQ Biotechnology Stock Index tracks approximately 151 domestic biotechnology stocks.

The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions to future stockholder returns.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 30

2015 Compensation Programs and Decisions

In line with our executive compensation program’s emphasis on pay for performance, compensation awarded to our named executive officers for 2015 reflected our financial results and overall compensation philosophy:

•
Base Salary Adjustments: During 2015, our named executive officers received increases to their base salaries of between 7% and 10%. The Company provides its named executive officers with a base salary that approximates the 25th percentile for similar positions at our peer group, and these increases were determined to be appropriate by our compensation committee to ensure that the base salaries of our named executive officers continued to be generally consistent with this pay positioning philosophy. Ms. Herman received a 3.5% merit based base salary increase for 2015, consistent with the base salary increases for all of our non-executive employees.

•
Pay-for-Performance Annual Incentive Bonuses: For 2015, our Company focused on certain key business development objectives and objectives related to the optimization of the Captisol business, business development, research and development related to the Glucagon product and operational goals. Our compensation program for 2015 was designed to support the Company’s focus on these areas and together achievement in these areas represented 100% of our named executive officers’ total bonus opportunity. Based on corporate performance in these four areas during 2015, as summarized above, our compensation committee determined that our executive officers should be paid their bonuses at the 95.5% of targeted levels (with the exception of Mr. Korenberg, whose bonus was paid at the targeted level due to his commencement of employment late in 2015). The annual bonuses awarded to our named executive officers for 2015 are discussed below under “Annual Bonuses.”

•
Equity Emphasis on Performance-Based Equity Awards: Our compensation committee continued its practice of ensuring that a substantial portion of our named executive officers’ total compensation is awarded in the form of long-term equity incentive awards. In 2015, at least 25% of each named executive officer’s equity awards were granted in the form of performance-based stock awards.

•
Stock Options: Fifty percent of each named executive officer’s annual awards was granted in the form of stock options (other than Ms. Herman, who received approximately 90% of her annual equity awards in the form of stock options), which we consider to be performance based awards as they provide value to our executives only if our stock price increases. These stock options are subject to our standard four year vesting schedule.

•
Performance-Based Restricted Stock Units:  In 2015, the compensation committee also awarded performance-based restricted stock units to our named executive officers (other than Ms. Herman, who did not receive any performance-based restricted stock units), which awards represented approximately 25% of the total value of the long-term equity incentive awards granted to our named executive officers in 2015. These performance-based restricted stock units

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 31

will vest based on objectives related to our non-GAAP earnings per share growth for the two year performance period commencing January 1, 2015 and ending December 31, 2016 and our new Shots-on-Goal transactions during the three year performance period commencing January 1, 2015 and ending December 31, 2017, with each such objective equally weighted.  The compensation committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating the clearest link between executive actions, corporate results and continued long-term success for the Company.

•
The remainder of the long-term equity incentive awards granted to our named executive officers was granted in the form of restricted stock units that are subject to our standard three year vesting schedule.

In light of the Company’s overall performance during 2015, the compensation committee believes that the named executive officers’ 2015 compensation was appropriate.
Ligand's Executive Compensation Best Practices
We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. The following practices and policies we believe are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices:

Compensation Practice	Ligand Policy
Pay for Performance	YES	A majority of our executives’ total direct compensation is performance-based
Annual “Say on Pay” Vote	YES	We seek an annual non-binding advisory vote from our shareholders to approve the executive compensation programs disclosed in our CD&A, tabular disclosure and related narrative in our proxy
Independent Compensation Consultant	YES	The compensation committee retains an independent compensation consultant
Annual Compensation Risk Assessment	YES	Each year we perform an assessment of any risks that could result from our compensation plans and programs
Stock Ownership Guidelines for Directors	YES	We have stock ownership guidelines for non-employee directors of 3.0 times their annual retainer
Limited Perquisites	YES	We provided very limited perquisites to our NEOs in 2015
Employment Agreements	NO	We do not provide our executive officers with employment agreements
Tax Gross-ups	NO	We do not provide tax gross ups to our executives for "excess parachute payments"
Repricing or Exchange of Underwater Stock Options	NO	We prohibit option repricing without stockholder approval
Single Trigger Change in Control Vesting/Benefits	NO
We do not allow for single-trigger vesting or payment of benefits upon a change in control. Rather, we require double-trigger (or both a change in control and termination of executive’s employment) before vesting is accelerated

Response to 2015 Say on Pay Vote

In April 2015, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 98% of stockholder votes cast in favor of our 2015 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs throughout 2015, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the compensation committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders.

In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 annual

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 32

meeting. Accordingly, the board of directors determined that we will hold an advisory stockholder vote on the compensation of our named executive officers every year until the next say-on-pay frequency vote.
The Role of the Compensation Committee and Executive Officers in Setting Compensation

The compensation committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. In determining each level of compensation and the total package, the compensation committee reviewed a variety of sources, to determine and set compensation.

The chief executive officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer and senior executive management team member, in turn, participates in an annual performance review with the chief executive officer to provide input about his contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and senior executive management team as a group is reviewed annually by the compensation committee.

In 2015, the compensation committee retained Radford, an AonHewitt Company and an independent compensation consulting firm, to assist it in the formulation of the peer group used to determine executive equity compensation during 2015 and to advise regarding the determination of the other key elements of the executive compensation program. Radford reports to and is accountable to the compensation committee, and may not conduct any other work for us without the authorization of the compensation committee. Radford did not provide any services to us in 2015 beyond its engagement as an advisor to the compensation committee on compensation matters. After review and consultation with Radford, the compensation committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2015. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

As in prior years, the compensation committee and the Company’s management also consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to the market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his years of experience. For 2015, the current executive salaries were evaluated against the Radford Global Life Sciences Compensation Report using data from comparable companies. These surveys were used due to the competitiveness in hiring employees within the biotechnology industry as well as in our geographic location and we believe they represent the types of companies with which we compete for executive talent. With respect to the foregoing survey data, the identities of the individual companies included in the surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, the compensation committee only referred to the statistical summaries of the compensation information for the companies included in such surveys.

Additionally, the compensation committee worked with Radford to confirm a peer group of companies in the United States for which compensation information can be provided to the compensation committee. This is necessary so the Company can offer compensation that is competitive within that group of companies. The peer group companies for 2015 compensation included ACADIA Pharmaceuticals, Acorda Therapeutics, AMAG Pharmaceuticals, Anacor Pharmaceuticals, ARIAD Pharmaceuticals, Array BioPharma, Depomed, Dyax, Dynavax Technologies, Exelixis, Halozyme Therapeutics, Halozyme Therapeutics, ImmunoGen, Ironwood Pharmaceuticals, Isis Pharmaceuticals, Momenta Pharmaceuticals, Nektar Therapeutics, Neurocrine Biosciences, PDL BioPharma, Repligen and Theravance.

The selected companies in our peer group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. In addition to the criteria related to finding companies with similar business models and at a similar stage of development as Ligand, the other criteria used in the identification and selection of the peer group included business/labor market competitors in the biotechnology industry similar in size and complexity to us, companies with market values between $560 million and $5.1 billion and companies with products in comparable stages of development to our products. We also focused on companies with multiple product candidates, as opposed to single product companies. The peer group was not selected on the basis of executive compensation levels. The peer group revisions from the 2014 peer group were intended to ensure that the peer group more accurately reflects companies that are our peers in terms of our current business model and stage of development, including the number of programs maintained by the Company and the importance of licensing to the Company's business model.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 33

The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which we draw and against which we compare ourselves extends beyond the limited community of our immediate peer group and includes a wide range of other organizations outside of our traditional competitors, which range is represented by such surveys. As a result, the compensation committee uses peer group data to analyze the overall competitiveness of our compensation with our direct publicly traded peers in the United States and our general compensation philosophy, and to determine equity award levels for the named executive officers, but also relies on industry survey data in determining actual executive compensation. For purposes of this compensation discussion and analysis, references to our “peer group” include both the peer group of companies listed above and the survey data reviewed by our compensation committee.

The compensation committee has adopted a compensation philosophy that places a greater emphasis on long-term equity incentive compensation for our named executive officers than cash compensation.  As a result, the compensation committee generally sets target total cash compensation below the median (e.g., at approximately the 25th percentile) of executive officers performing similar job functions at companies in our peer group.  At the same time, the compensation committee emphasizes long-term equity incentive compensation by setting target equity compensation above the median of executive officers performing similar job junctions at companies in our peer group.  However, we strongly believe in retaining the best talent among our senior executive management team and while we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to data from these companies.  Therefore, the compensation committee may approve total compensation packages for senior executive management that vary from the foregoing positioning based on several factors, including overall experiences, accumulated years of service with us, level of responsibilities and/or performance ratings.  Our 2015 total compensation for our named executive officers was generally consistent with the foregoing compensation philosophy.

In addition, the mix of compensation paid to our named executive officers is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our compensation committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

The compensation levels of our named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Higgins, in his role as chief executive officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with the practices of the companies in our peer group and the summary compensation data included in the summaries of comparable companies reviewed by our compensation committee.
Base Compensation
As discussed above, the Company provides its named executive officers with a base salary that approximates the 25th percentile for similar positions at our peer group, but may vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors; and

•	internal comparability considerations.

As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. Increases in base salary from year to year are based upon the performance of the executive officers as well as market positioning considerations, as assessed by the chief executive officer (for executives other than himself) and approved by the compensation committee. The compensation committee assesses these factors with respect to the chief executive officer.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 34

During 2015, our named executive officers received increases to their base salaries of between 7% and 10%, as follows: Mr. Higgins, 7.6% increase; Mr. Foehr, 10% increase; Mr. Berkman, 7.1% increase; Ms. Herman, 3.5% increase; and Mr. de Silva, 9.6% increase. These increases were determined to be appropriate by our compensation committee to ensure that the base salaries of our named executive officers continued to be generally consistent with our pay positioning philosophy, as described above. Ms. Herman’s 3.5% merit based base salary increase for 2015 was consistent with the base salary increases for all of our non-executive employees. Mr. Korenberg’s initial base salary was determined in connection with his commencement of employment in August 2015. Base salaries paid to our named executive officers for 2015 are disclosed below in the table entitled “Summary Compensation Table.”
Performance-Based Compensation
Annual Performance-Based Cash Compensation

It is the compensation committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the Company’s performance. For each of our named executive officers (other than Ms. Herman), all of his annual bonus compensation is dependent on the Company’s performance relative to specified performance objectives.

The annual performance-based bonus program consists of a cash award if certain corporate performance objectives are satisfied. The Company sets annual incentive targets so that each executive’s total target cash compensation (inclusive of base salary) approximates the 25th percentile of target total cash opportunities offered by our peer group. Under the Company’s 2015 program, the potential performance bonus for the chief executive officer is up to 75% of base salary, 50% of base salary for Mr. Foehr, and 40% of base salary for the other named executive officers. For 2015, Ms. Herman was eligible for a target bonus of 20% of her base salary, the payout of which was determined by Mr. Higgins, in his sole discretion.

In determining the performance compensation awarded to each named executive officer, the Company evaluates the Company’s performance in a number of areas. At the beginning of each year, our board of directors sets corporate objectives for the year. These objectives are set by the board of directors after considering management input and our overall strategic objectives. These objectives generally relate to factors such as strategic objectives, achievement of product development objectives, establishment of new collaborative arrangements and general operational goals. Following the conclusion of each year, the compensation committee determines the level of achievement for each year relative to these corporate objectives. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total annual bonus. The compensation committee retains the discretion to reduce the final bonus payout to a named executive officer.

At the beginning of 2015, our board of directors, with input provided by our named executive officers, established our Company goals for the year. The compensation committee then reviewed and considered a proposed Company-wide (including named executive officers) bonus program in view of the Company goals, including the proportional emphasis to be placed on each objective annual bonus determination purposes.

The Company goals approved by the compensation committee for 2015 for purposes of annual bonus achievement included:
Goals Related to Optimization of Captisol Business (30% Weighting)

•	Manage current business to maintain and maximize revenue and manage competitive threats

•	Expand existing relationships and generate at least 45 new research contracts, expand customer sample requests to new annual highs

•	Expand manufacturing capacity to meet growing demand

•	Expand intellectual portfolio to further leverage additional uses and expand geographic coverage

Business Development Goals (30% Weighting)

•	Complete at least five licensing deals

•	Complete one LTP deal or one novel R&D asset deal

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 35

Strategic Initiatives (25% Weighting)

•	Complete an acquisition, major alliance or other strategic initiative
Operational Goals (15% Weighting)

•	Engage with major partners to impact planning for long-term commercial success

•	Deliver superior partner customer service focused on information timeliness, technical support and issue resolution

•	Successful project management of our research and development projects related to granulocyte colony stimulating factor (“GCSF”), lasofoxifene (“Laso”), LTP and Captisol-enabled development programs

•	Effective financial and administrative management

•	Enter sublease agreement for unused space

In evaluating management’s performance against our 2015 corporate objectives in January 2016, our compensation committee determined to award a corporate achievement level of 95.5% relative to those objectives. This determination was made in the discretion of the compensation committee after its review of our overall corporate performance relative to each of the objectives listed above. In general, quantitative objectives were not established for most of the corporate objectives during 2015. Instead these performance objectives were used as a guide by the compensation committee in determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

With respect to the goals related to the optimization of our Captisol business, the compensation committee awarded full credit, for an achievement level of 90%, noting the Company entered into 94 new Captisol research contracts. The Company had sharp year-over-year increases in Captisol material sales and Captisol sample requests from new prospective partners. The Company also expanded manufacturing capacity to meet growing demand and expanded the intellectual property portfolio to further leverage additional uses for Captisol and increase and continued the globalization of the Company’s Captisol customer base.

With respect to the business development goals, the compensation committee awarded full credit, for an achievement level of 100%, noting that in 2015, the Company completed eight new Captisol licensing deals that increased the Company’s Shots-on-Goal portfolio by at least ten. The Company also completed the licensing of oral lasofoxifene, creating the potential for $32 million in potential future milestones.

With respect to the strategic initiatives goal, the compensation committee awarded full credit, for an achievement level of 100%, noting that completion of the Viking initial public offering in May 2015, the acquisition of over 15 biologic Shots-on-Goal from Selexis and the completion of the OMT acquisition.

With respect to the operational goals, which were entirely qualitative goals and not objectively determinable, the compensation committee determined an overall achievement level of 90% was appropriate given its subjective determination of the Company’s overall performance in this area during 2015. The compensation committee noted that in 2015, the Company was profitable and cash-flow positive for the second consecutive year. The Company effectively managed the research and development projects related to the glucagon receptor antagonist, GCSF, Laso, LTP and Captisol-enabled programs, signed a sub-lease agreement and successfully implemented several internal organizational changes.

As a result of the foregoing determinations, all of our named executive officers, other than Mr. Korenberg and Mr. de Silva, received bonus awards equal to 95.5% of their target awards. Mr. Korenberg received a bonus award equal to 100% of his target award, prorated for the portion of 2015 he was employed by the Company, due to his commencement of employment late in 2015. Mr. de Silva was not eligible for a bonus award for 2015 due to his resignation in May 2015.

Ms. Herman received a bonus equal to 100% of her target bonus, which amount was determined by Mr. Higgins in his sole discretion, and based on his assessment of her individual performance during 2015.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 36

The actual bonus awards paid to our named executive officers for 2015 are disclosed below in the table entitled “Summary Compensation Table.”
Long-Term Performance-Based Equity Incentive Program

In accordance with our compensation philosophy, the Company’s longer-term performance-based compensation is based on equity ownership. The Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth.

We generally provide equity compensation to our named executive officers through grants of stock options, performance stock units and restricted stock units. The grants are designed to align the interests of our named executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The compensation committee views granting options and restricted stock unit awards as a retention device and therefore also reviews the status of vesting and number of vested verses unvested options and restricted stock unit awards at the time of grant. Guidelines for the number of stock options and restricted stock unit awards granted to each executive officer are determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option and restricted stock unit awards at the time of grant. With respect to our named executive officers, we generally make awards to such officers at the time of initial hire based on an evaluation of the foregoing factors. Additional grants, other than the annual awards to executives, may be made following a significant change in job responsibility or in recognition of a significant achievement. Annual awards are made to our named executive officers when such awards are deemed appropriate by the compensation committee based on an evaluation of the foregoing factors.

Time-based stock options granted under our 2002 Stock Incentive Plan, or the 2002 Plan, generally have a four-year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under our 2002 Plan, is equal to 100% of the fair market value of the underlying stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. Time-based restricted stock unit awards generally vest in equal installments over three years. We also grant performance-based equity awards to certain of our named executive officers.

Commencing in 2015, the compensation committee introduced performance-based restricted stock units as a component of our annual long-term equity incentive awards for our named executive officers.  The “target” number of performance-based restricted stock units represented approximately 25% of the total value of the long-term equity incentive awards granted to our named executive officers in February 2015 (other than Ms. Herman).  Of the remainder of the long-term equity incentive awards granted to our named executive officers (other than Ms. Herman), 50% of the total value of the long-term incentive awards was granted in the form of stock options that are subject to our standard four year vesting schedule, as described above, and 25% of the total value of the long-term incentive awards was granted in the form of restricted stock units that are subject to our standard three year vesting schedule, as described above.

A named executive officer may earn up to 137.5% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards. The performance-based restricted stock units will vest based on objectives related to our non-GAAP earnings per share growth for the two year performance period commencing January 1, 2015 and ending December 31, 2016 and our new Shots-on-Goal transactions during the three year performance period commencing January 1, 2015 and ending December 31, 2017, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to the non-GAAP earnings per share growth objectives and a possible performance multiplier of 125% for “maximum” performance relative to the Shots-on-Goal transactions objectives). Threshold performance levels, below which no vesting will be awarded, were also established for each performance objective. The compensation committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating the clearest link between executive actions, corporate results and continued long-term success for the Company.

Ms. Herman received approximately 90% of her annual equity awards in the form of stock options and the remainder in the form of time-based restricted stock units.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 37

Given the position of executive cash compensation relative to market, our compensation committee has emphasized long-term equity incentive compensation to ensure total compensation is competitive. The long-term equity incentive awards to the named executive officers in 2015 were set at approximately the 75th percentile level of equity awards for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

All of the equity awards granted to our named executive officers are disclosed below in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2015.”
Other Elements of Compensation and Perquisites

We also provide our named executive officers and other employees the following benefits and perquisites.

Medical Insurance. The Company provides to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executives of the same level of employment. The Company pays a portion of the premiums for this insurance for all employees.

Life and Disability Insurance. The Company provides each named executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment. The Company pays the premiums for this life insurance coverage for the named executive officers.

Defined Contribution Plan. The Company and its designated affiliates offer the Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The Company also makes matching contributions to the 401(k) Plan. In 2015, the match was equal to $0.40 per each $1.00 contributed by an employee up to an annual maximum of $4,800 per year.

Employee Stock Purchase Plan. The Company’s 2002 Employee Stock Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. Plan participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the six month offering period or the stock price on the last day of the six month offering period, whichever is lower. The purchase dates occur on the last business days of December and June of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 10% of his or her cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in an offering period are automatically applied to the purchase of common stock on that offering period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the employee stock purchase plan prior to that date.

Other. The Company makes available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, professional society dues and food and recreational fees incidental to official company functions, including board meetings. The aggregate of these other benefits was less than $10,000 for each executive officer in the last fiscal year.
Severance and Change in Control Arrangements

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following an involuntary termination of employment. We also believe that it is important to protect our named executive officers in the event of a change in control transaction involving us. In addition, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control severance benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. Accordingly, the severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with an involuntary termination following a change in control.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 38

Change in Control Arrangements

The Company has a change in control severance agreement with each of the named executive officers (other than Ms. Herman, who is not a party to one of these agreements). In the event a named executive officer’s employment is terminated by us without cause or he or she resigns for good reason within 24 months following a change in control of the Company, he or she will be eligible to receive a severance benefit equal to:

•	one times (two times for Mr. Higgins) the annual rate of base salary in effect for such officer at the time of involuntary termination; plus

•
one times (two times for Mr. Higgins) the greater of: (a) the maximum target bonus for the fiscal year in which the termination occurs; or (b) the maximum target bonus for the fiscal year in which the change in control occurs, if different; plus

•	twelve (twenty-four for Mr. Higgins) multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself or herself and his or her eligible dependents.

The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

The change in control severance agreements also provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of a named executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options).

For purposes of the change in control severance agreements, an involuntary termination is either a termination of a named executive officer’s employment by us without cause or his resignation for good reason. “Cause” is generally defined as an officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, an officer’s willful and material breach of any obligation or duty under the employment agreement, the Company’s confidentiality and proprietary rights agreement or the Company’s written employment or other written policies that have previously been furnished to the officer, which breach is not cured within 30 days after written notice thereof is received by the officer, if such breach is capable of cure, the officer’s gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his duties, or the officer’s continuing failure or refusal to perform his assigned duties or to comply with reasonable directives of the board of directors that are consistent with the officer’s job duties (which directives are not in conflict with applicable law), which failure is not cured within 30 days after written notice thereof is received by the officer.

For purposes of the change in control severance agreements, “good reason” is generally defined as a material diminution in the officer’s authority, duties or responsibilities, a material diminution in the officer’s base compensation, a material change in the geographic location at which the officer must perform his duties, or any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to the officer under the employment agreement. An officer must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without his written consent within 90 days of the occurrence of such event. The Company will have a period of 30 days to cure such event or condition after receipt of written notice of such event from the officer. Any voluntary termination of an officer’s employment for “good reason” must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions.

For purposes of the change in control severance agreements, a “change in control” has generally the same definition as given to such term under our 2002 Plan, as described below.
Amended and Restated Severance Plan

We maintain the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan to provide severance payments to our employees and the employees of our subsidiaries upon an involuntary termination of employment without cause. Each of the named executive officers is eligible to participate in the severance plan, provided that he or she is not subject to disciplinary action or a formal performance improvement plan at the time of termination. However, if, as a result of his or her involuntary termination by us without “cause,” a named executive officer would be eligible to receive severance under any

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 39

individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by our board of directors or a committee thereof, such named executive officer will not be eligible for benefits under the severance plan.

Under the terms of the severance plan, a named executive officer will be eligible to receive (1) a lump sum payment in cash for his fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (2) an amount equal to his base salary for the severance period, which period will be equal to (a) two months plus (b) one week for each year of service as of the date of termination and (c) continued health coverage at the same cost as was in effect for the named executive officer at the date of termination throughout such severance period, provided that such named executive officer elects continued coverage under COBRA. The foregoing cash severance benefit will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

For purposes of the severance plan, “cause” is generally defined as an officer’s conviction of (or entry of a plea of no contest to) any felony or any other criminal act, an officer’s commission of any act of fraud or embezzlement, an officer’s unauthorized use or disclosure of confidential or proprietary information or trade secrets of the Company or our subsidiaries, or an officer’s commission of any material violation of the Company’s policies, or an officer’s commission of any other intentional misconduct which adversely affects the business or affairs of the Company in a material manner.
Change in Control Acceleration of Equity Awards

Equity awards granted under the 2002 Plan to the named executive officers may be subject to accelerated vesting in the event of a “change in control.”

Equity award agreements under the 2002 Plan, which cover each of the named executive officers, provide that such equity awards will automatically vest in the event of a “change in control” where the option is not assumed or replaced by a successor.

Under the 2002 Plan, a “change in control’ is generally defined as:

•	a merger, consolidation or reorganization of the Company in which 50% or more of its voting securities change ownership;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

•
a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of our board of directors as a result of one or more contested elections for board membership.

In addition, the performance-based restricted stock units granted to the named executive officers in 2015 contain additional vesting provisions that will apply in the event of a change in control. In the event of a change in control prior to December 31, 2016, the number of performance-based restricted stock units in which a named executive will be eligible to vest under each performance-based restricted stock unit will be set at the “target” number of restricted stock units, which “target” restricted stock units will continue to be eligible to vest based solely on the participant’s continued employment or service, with 50% of such “target” units vesting on December 31, 2016 and 50% of such “target” units vesting on December 31, 2017. In the event of a change in control after December 31, 2016 but prior to December 31, 2017, the remaining number of restricted stock units in which a participant will be eligible to vest under each performance-based restricted stock unit will be set at 50% of the “target” number of restricted stock units, which “target” restricted stock units will continue to be eligible to vest based solely on the participant’s continued employment or service through December 31, 2017.
Policies Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 40

discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Risk Assessment of Compensation Policies and Programs

In March 2016, management and Radford assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our compensation committee. Based on these assessments, management recommended, and the compensation committee concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the compensation committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.

•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the board of directors.

•	The determination of executive incentive awards is based on a review of a variety of indicators of performance, reducing the risk associated with any single indicator of performance.

•	The Company’s equity awards generally vest over multi-year periods.

•	The compensation committee has the right to exercise negative discretion over executive annual incentive plan payments.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 41

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2015, 2014 and 2013

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
John L. Higgins,	2015	547,336	1,794,131	1,810,851	392,029	6,369	4,550,716
President and Chief Executive Officer	2014	510,198	595,360	4,552,951	383,097	5,650	6,047,256
	2013	500,331	559,360	1,567,129	375,248	2,843	3,004,911
Matthew W. Foehr,	2015	410,472	1,250,322	1,356,995	196,000	143,501 (4)	3,357,290
Executive VP and Chief Operating Officer	2014	375,360	372,100	3,115,177	187,900	5,400	4,055,937
	2013	368,101	398,176	1,012,371	184,050	2,767	1,965,465
Matthew Korenberg,	2015	140,673	1,255,080	1,340,490	56,269	5,464	2,797,976
Vice President, Finance and Chief Financial Officer (5)
Charles S. Berkman,	2015	308,592	512,641	517,400	117,882	5,937	1,462,452
Vice President and General Counsel	2014	288,938	186,050	958,516	115,711	5,700	1,554,915
	2013	283,351	54,800	277,362	113,340	2,908	731,761
Melanie J. Herman,	2015	191,035	67,512	290,004	38,207	45,857	632,615
Chief Accounting Officer and former Interim Chief Financial Officer (6)
Nishan de Silva,	2015	137,903	666,456	672,584	—	5,050	1,481,993
Former VP, Finance and Strategy and Chief Financial Officer(7)	2014	300,547	223,260	2,156,661	120,360	5,700	2,806,528
	2013	294,583	109,600	624,065	94,267	2,616	1,125,131

(1)
Reflects the grant date fair value for stock and option awards granted in 2013, 2014 and 2015, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. With respect to the restricted stock unit awards included in the Summary Compensation Table that were granted during 2015 with performance-based vesting conditions, these amounts include the grant date fair values attributable to performance-based restricted stock units granted to each of the named executive officers based on the estimated probable outcome of the performance based objectives applicable to such awards on the grant date. The full grant date fair value of the performance-based restricted stock units awarded to our named executive officers during fiscal year 2015, assuming maximum achievement of the applicable performance objectives is as follows: Mr. Higgins $1,233,465, Mr. Foehr $704,882, Mr. Korenberg $862,868, Mr. Berkman $352,440, and Dr. de Silva $458,188.

(2)	Represents performance bonus awards under the management bonus plan earned in 2013, 2014 and 2015, but paid in the subsequent year.

(3)
With the exception of Mr. Higgins in 2014 and Mr. Foehr in 2015, represents life insurance premiums paid by the Company for each year represented in the table and $4,800 in 401(k) matching funds paid by the Company for each named executive officer (which 401 (k) matching funds were $2,400 for 2013 and $4,800 for 2014 and 2015).

(4)
Pursuant to the management rights letter between Viking Therapeutics, Inc., or Viking, and the Company dated May 21, 2014, the Company nominated Mr. Foehr to serve as a member of Viking’s board of directors. During 2015, in connection with such nomination and Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $22,113 in cash payments and (2) $115,569 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by the Company for 2015 of $600, taxable fringe benefits of $419 and $4,800 in 401(k) matching funds paid by the Company in 2015.

(5)	Mr. Korenberg joined the Company on August 6, 2015.

(6)
Ms. Herman served as interim Chief Financial Officer from April 23, 2015 through August 6, 2015. Included in other compensation, Ms. Herman received $40,000 additional compensation for serving as the interim Chief Financial Officer.

(7)
Effective May 20, 2015, Mr. de Silva resigned his positions with the Company. The amount in the "Salary" column includes his prorated base salary for 2015 plus $12,595 of vacation payout in connection with his termination of employment.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 42

Grants of Plan-Based Awards in Fiscal Year 2015

The following table summarizes plan-based awards granted to our named executive officers during the last fiscal year.

Name	Grant Date	Date of Board Action approving Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John L. Higgins	1/27/15	1/27/15	—	412,500	—	—	—	—	—	—	—	—
	2/11/15	1/23/14	—	—	—	9,965	15,945	21,925	—	—	—	897,066
	2/11/15	1/23/14	—	—	—	—	—	—	15,945	—	—	897,066
	2/11/15	1/23/14	—	—	—	—	—	—	—	56,198	56.26	1,810,851
Matthew W. Foehr	1/27/15	1/23/14	—	206,500	—	—	—	—	—	—	—	—
	2/11/15	2/6/14	—	—	—	5,695	9,112	12,529	—	—	—	512,641
	2/11/15	2/6/14	—	—	—	—	—	—	13,112	—	—	737,681
	2/11/15	2/6/14	—	—	—	—	—	—	—	42,113	56.26	1,356,995
Matthew Korenberg	7/22/15	8/6/15	—	56,269	—	—	—	—	—	—	—	—
	7/22/15	8/6/15	—	—	—	3,750	6,000	8,250	—	—	—	627,540
	7/22/15	8/6/15	—	—	—	—	—	—	6,000	—	—	627,540
	7/22/15	8/6/15	—	—	—	—	—	—	—	25,000	104.59	1,340,490
Charles S. Berkman	1/27/15	1/23/14	—	124,000	—	—	—	—	—	—	—	—
	2/11/15	2/6/14	—	—	—	2,847	4,556	6,265	—	—	—	256,320
	2/11/15	2/6/14	—	—	—	—	—	—	4,556	—	—	256,321
	2/11/15	2/6/14	—	—	—	—	—	—	—	16,057	56.26	517,400
Melanie Herman	2/11/15	1/27/15	—	38,207	—	—	—	—	1,200	—	—	67,512
	2/11/15	1/27/15	—	—	—	—	—	—	—	9,000	56.26	290,004
Nishan de Silva	1/27/15	1/23/14	—	132,000	—	—	—	—	—	—	—	—
	2/11/15	2/6/14	—	—	—	3,702	5,923	8,144	—	—	—	333,227
	2/11/15	2/6/14	—	—	—	—	—	—	5,923	—	—	333,228
	2/11/15	2/6/14	—	—	—	—	—	—	—	20,873	56.26	672,456

(1)	Represents the target cash bonus awards granted under our annual performance bonus program. Actual bonus amounts paid are reflected in the Summary Compensation Table above.

(2)
The performance-based restricted stock units will vest based on objectives related to our non-GAAP earnings per share growth for the two year performance period commencing January 1, 2015 and ending December 31, 2016 and our new Shots-on-Goal transactions during the three year performance period commencing January 1, 2015 and ending December 31, 2017, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to the non-GAAP earnings per share growth objectives and a possible performance multiplier of 125% for “maximum” performance relative to the Shots-on-Goal transactions objectives). Threshold performance levels, below which no vesting will be awarded, were also established for each performance

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 43

objective. For a description of the change in control provisions applicable to the foregoing equity award, see “Severance and Change in Control Arrangements” above.

(3)
The restricted stock unit awards granted to the named executive officers vest in equal installments over a three year period. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(4)
Each option grant to the named executive officers vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(5)
Represents the fair value of the stock option or stock award at the time of grant as determined in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. With respect to awards, the vesting of which is performance-based, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 44

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock and option awards held by the named executive officers of the Company as of December 31, 2015. All outstanding equity awards are in shares of the Company’s common stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)(4)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John L. Higgins	33,149	—	—	21.00	2/22/2018	—	—	—	—
	62,444	—	—	16.14	2/14/2019	—	—	—	—
	48,125	—	—	9.96	2/14/2020	—	—	—	—
	110,332	—	—	10.05	2/16/2021	—	—	—	—
	154,057	6,609	—	14.47	2/8/2022	—	—	—	—
	75,792	31,208	—	21.92	2/15/2023	—	—	—	—
	13,438	896 (5)	—	32.00	6/3/2023	—	—	—	—
	54,375	20,625	—	74.42	2/11/2024	—	—	—	—
	20,000	(6)	—	74.42	2/11/2024	—	—	—	—
	11,708	44,490	—	56.26	2/10/2025	—	—	—	—
	—		—	—	—	23,944 (7)	2,596,008	—	—
	—	—	—	—	—	—	—	15,945 (4)	1,728,757
Matthew W. Foehr	77,009	—	—	9.97	4/17/2021	—	—	—	—
	57,500	2,500	—	14.47	2/8/2022	—	—	—	—
	51,708	21,292	—	21.92	2/15/2023	—	—	—	—
	40,625	24,375	—	74.42	2/11/2024	—	—	—	—
	8,774	33,339	—	56.26	2/10/2025	—	—	—	—
	—	—	—	—	—	16,445 (8)	1,782,967	—	—
	—	—	—	—	—	—	—	9,112 (4)	987,923
Matthew Korenberg	—	25,000	—	104.59	8/5/2025	—	—	—	—
	—	—	—	—	—	6,000 (9)	650,520	—	—
	—	—	—	—	—	—	—	6,000 (4)	650,520
Charles S. Berkman	3,333	—	—	40.86	4/29/2017	—	—	—	—
	4,947		—	42.90	6/19/2017	—	—	—	—
	5,000	625	—	10.05	2/16/2021	—	—	—	—
	3,646	1,042	—	14.47	2/8/2022		—	—	—
	3,787	5,833	—	21.92	2/15/2023	—	—	—	—
	9,167	10,833		74.42	2/11/2024	—	—	—	—
	3,346	12,711		56.26	2/10/2025	—	—	—	—
		—		—	—	7,055 (10)	764,903	—	—
		—		—	—	—	—	4,556 (4)	493,962
Melanie Herman
	187	7,125	—	56.26	2/10/2025	—	—	—	—
		—		—		2,652	287,530	—	—

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 45

(1)
Each option grant to the named executive officers has a ten year term from the date of grant. Except as described below, each option vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. Exercise prices for awards granted prior to April 2007 reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007. With respect to Mr. Foehr, 65,000 of the options granted in February 2011 were subject to performance-based vesting and were scheduled to vest as follows: 15,000 options would vest if and when cumulative CyDex revenue for 2011 and 2012 exceeded certain pre-determined levels; 25,000 options would vest if we completed a strategic partnership with a commercial partner by June 30, 2012; and 25,000 options would vest if we completed a multi-product CyDex technology-based platform transaction with a pharmaceutical company by June 30, 2012. Mr. Foehr vested in 25,000 of these options in January 2012 as a result of the CyDex technology-based platform transaction consummated with Eli Lilly, and in an additional 25,000 of these options in June 2012 as a result of our strategic partnership with Hovione. CyDex revenue for 2011 and 2012 did not exceed the necessary levels and, accordingly, 15,000 of these options were automatically forfeited after the end of 2012 and are no longer outstanding. For a description of the change in control provisions applicable to the stock option awards, see “Severance and Change in Control Arrangements” above.

(2)
Except as described below, the restricted stock unit awards granted to the named executive officers vest in equal installments over a three year period following the date of grant. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2015 $108.42 by the number of shares of common stock subject to such award.

(4)
Represents the “target” number of performance-based restricted stock units granted to the named executive officer. A named executive officer may earn up to 137.5% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards. The performance-based restricted stock units will vest based on objectives related to our non-GAAP earnings per share growth for the two year performance period commencing January 1, 2015 and ending December 31, 2016 and our new Shots-on-Goal transactions during the three year performance period commencing January 1, 2015 and ending December 31, 2017, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to the non-GAAP earnings per share growth objectives and a possible performance multiplier of 125% for “maximum” performance relative to the Shots-on-Goal transactions objectives). Threshold performance levels, below which no vesting will be awarded, were also established for each performance objective. For a description of the change in control provisions applicable to the foregoing equity award, see “Severance and Change in Control Arrangements” above

(5)
The option grant was vested as to 4,473 shares on the date of grant, and the remaining shares subject to the option will vest in 33 equal monthly installments on the ninth day of each calendar month following the date of grant, commencing June 9, 2013 and continuing through February 9, 2016. For a description of the change in control provisions applicable to this stock option award, see “Severance and Change in Control Arrangements” above.

(6)
The performance stock options vested upon the attachment of business development goals, with 50% of the shares subject to the options vesting on the date the Company signed a licensing deal for a major asset, so long as such goal was achieved prior to December 31, 2015, and 50% of the shares subject to the options vesting on the date that the Company's Shots-on-Goal portfolio exceeded 102 Shots-on-Goal, so long as such goal was achieved prior to December 31, 2015. In September 2014, the compensation committee determined that the Shots-on-Goal portfolio exceeded 102 Shots-on-Goal and awarded vesting credit for 50% of these awards. In May of 2015, the compensation committee determined upon the initial public offering of Viking Therapeutics, the Viking master license agreement qualified as a licensing agreement for a major asset. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(7)
The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Higgins, which vest in equal installments over a three year period: 8,000 restricted stock units granted on February 15, 2013, 8,000 restricted stock units granted on February 12, 2014, and 31,890 restricted stock units granted on February 10, 2015. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(8)
The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Foehr, which vest in equal installments over a three year period: 6,000 restricted stock units granted on February 15, 2013, 5,000 restricted stock units granted on February 12, 2014 and 22,224 restricted stock units granted on February 10, 2015. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(9)	The restricted stock unit award of 12,000 shares was granted on February 11, 2015.

(10)
The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Berkman, which vest in equal installments over a three year period: 2,500 restricted stock units granted on February 15, 2013, 2,500 restricted stock units granted on February 12, 2014 and 9,112 restricted stock units granted on February 10, 2015. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 46

Option Exercises and Stock Vested During Fiscal Year 2015

The following table provides information on stock option exercises and stock vesting in fiscal 2015 by the named executive officers of the Company.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John L. Higgins	—	—	11,334	633,684
Matthew W. Foehr	40,046	3,525,256	7,000	391,370
Matthew Korenberg	—	—	—	—
Charles S. Berkman	20,331	1,549,735	3,333	186,348
Melanie Herman	11,844	643,186	958	60,756
Nishan de Silva	91,972	5,097,198	6,000	335,460

(1)
The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Computed by multiplying the closing market price of our restricted stock on the vesting date by the number of shares of restricted stock subject to such award vesting on the applicable vesting date.
Potential Payments Upon Termination or Change in Control

The following table summarizes potential change in control and severance payments to each named executive officer as of December 31, 2015. The three right-hand columns describe the payments that would apply in three different potential scenarios—a termination without cause prior to a change in control or more than 24 months following a change in control; a change in control without a termination of employment; or a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 24 months following a change in control. The table assumes that the termination or change in control occurred on December 31, 2015. Nishan de Silva, our former Vice President, Finance and Strategy and Chief Financial Officer, was not eligible for payments upon a change of control or severance because his employment terminated prior to December 31, 2015. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $108.42, which represents the closing market price of our common stock as reported on the NASDAQ Global Market on December 31, 2015, the last trading day of 2015. All cash severance benefits will be paid in a lump sum.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 47

Name	Benefit	Termination Without Cause; No Change of Control ($)	Change of Control; No Termination ($)(1)	Termination Without Cause or Resignation for Good Reason within 24 Months Following a Change of Control ($)(2)
John L. Higgins	Salary	185,954	—	1,094,672
	Bonus	—	—	821,004
	Option acceleration	—	7,090,728	7,090,728
	Stock Award acceleration	—	4,324,765	4,324,765
	Benefits continuation	8,461	—	56,363
	Total value:	194,415	11,415,493	13,387,532
Matthew W. Foehr	Salary	106,302	—	410,472
	Bonus	—	—	205,236
	Option acceleration	—	2,996,924	2,996,924
	Stock Award acceleration	—	2,770,890	2,770,890
	Benefits continuation	5,077	—	28,181
	Total value:	111,379	5,767,814	6,411,703
Matthew Korenberg	Salary	61,699	—	350,000
	Bonus	—	—	140,000
	Option acceleration	—	95,750	95,750
	Stock Award acceleration	—	1,301,040	1,301,040
	Benefits continuation	3,384	—	28,181
	Total value:	65,083	1,396,790	1,914,971
Charles S. Berkman	Salary	135,701	—	308,592
	Bonus	—	—	123,437
	Option acceleration	—	1,633,778	1,633,778
	Stock Award acceleration	—	1,258,865	1,258,865
	Benefits continuation	10,153	—	28,181
	Total value:	145,854	2,892,643	3,352,853
Melanie J. Herman	Salary	54,616	—	54,616
	Bonus	—	—	—
	Option acceleration	—	—	—
	Stock Award acceleration	—	—	—
	Benefits continuation	6,143	—	6,143
	Total value:	60,759	—	60,759

(1)
The 2002 Plan provides that options or restricted stock units will vest in the event of a change in control and the options or restricted stock units are not assumed or replaced by a successor. This disclosure assumes that the successor does not assume or replace the options or restricted stock units.

(2)
The change in control severance agreements with each of our named executive officers provide that all of a named executive officer’s outstanding stock awards will vest in the event of an involuntary termination. Ms. Herman is not a party to a change in control severance agreement and the benefits reflected in this column for her represent the severance benefits to which she would be entitled upon a termination without cause under our severance plan.

Compensation of Directors

The following table provides information related to the compensation of each of our non-employee directors for fiscal 2015.

Name	Cash Fees ($)	Stock Awards ($)(8)	Option Awards ($)(8)	Total ($)
Jason M. Aryeh(1)	62,564	83,019	139,946	285,529
Todd Davis(2)	15,000	127,984	139,946	282,930
David Knott(3)	55,064	83,019	139,946	278,029
John W. Kozarich(4)	80,064	83,019	139,946	303,029
Sunil Patel(5)	55,064	83,019	139,946	278,029
Stephen L. Sabba(6)	70,064	83,019	139,946	293,029
John L. LaMattina(7)	52,564	83,019	139,946	275,529

(1)
As of December 31, 2015, Mr. Aryeh held options to purchase 9,399 shares of our common stock and 925 restricted stock units. During 2015, Mr. Aryeh received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 48

(2)
As of December 31, 2015, Mr. Davis held options to purchase 16,734 shares of our common stock and 925 restricted stock units. During 2015, Mr. Davis received 925 restricted stock units with a grant date fair value of $83,019 and 1,426 stock options with a grant date fair value of $127,984. Mr. Davis elected to receive 501 shares of fully vested stock in lieu of $45,000 of his 2015 cash retainer for his services as a non-employee director.

(3)
As of December 31, 2015, Mr. Knott held options to purchase 36,404 shares of our common stock and 925 restricted stock units. During 2015, Mr. Knott received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

(4)
As of December 31, 2015, Dr. Kozarich held options to purchase 33,903 shares of our common stock and 925 restricted stock units. During 2015, Dr. Kozarich received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

(5)
As of December 31, 2015, Mr. Patel held options to purchase 33,071shares of our common stock and 925 restricted stock units. During 2015, Mr. Patel received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

(6)
As of December 31, 2015, Dr. Sabba held options to purchase 33,071 shares of our common stock and 925 restricted stock units. During 2015, Dr. Sabba received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

(7)
As of December 31, 2015, Dr. LaMattina held options to purchase 28,071 shares of our common stock and 925 restricted stock units. During 2015, Dr. LaMattina received 925 restricted stock units with a grant date fair value of $83,019 and 2,754 stock options with a grant date fair value of $139,946.

(8)
Reflects the grant date fair value for stock and option awards granted in 2015, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. With the exception of Todd Davis, each director received 925 restricted stock units and 2,754 options.

Narrative to Director Compensation Table

Non-employee members of our board of directors are paid fees for their service as a director and are reimbursed for expenses incurred in connection with such service.

Under our director compensation policy, each director is eligible to receive an annual retainer of $45,000. No meeting fees will be paid. In addition, the chairperson of the board will receive an additional annual retainer of $30,000, the chairperson of the audit committee will receive an additional annual retainer fee of $20,000, the chairperson of the compensation committee will receive an additional annual retainer of $15,000 and the chairperson of the nominating and corporate governance committees will receive an additional annual retainer fee of $10,000. Members of the audit committee will receive an additional annual retainer of $10,000, members of the compensation committee will receive an additional annual retainer of $7,500 and members of the nominating and corporate governance committee will receive an additional annual retainer of $5,000. Directors may elect to receive their retainers in cash or vested shares of our common stock, which shares will be issued under our 2002 Plan.

At each annual meeting, non-employee directors will automatically be granted (i) that number of restricted stock units determined by dividing (a) $75,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $140,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in full on the earlier of (i) the date of the annual meeting of the Company’s stockholders next following the grant date, and (ii) on the first anniversary of the date of grant.

Upon initial election to the board of directors, each non-employee director will automatically be granted (i) that number of restricted stock units determined by dividing (a) $113,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $205,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant.

All awards will vest in full in the event of a change in control or a hostile take-over, each as defined under our 2002 Plan.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 49

Non-Employee Director Ownership Guidelines. In addition, the director compensation policy contains an ownership guideline so that members of the board are required to own shares with a value of at least three times the then-current annual retainer after they had completed three years of board service.
Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

During fiscal 2015, the compensation committee was composed of Messrs. Aryeh and Davis and Dr. LaMattina. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s board of directors or compensation committee.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 50

Compensation Committee Report

The compensation committee of the Company’s board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee reviewed this Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on the review and discussions, the compensation committee has recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement and our annual report for the year ended December 31, 2015.

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.
Todd C. Davis, Chairperson of the Compensation Committee
Jason M. Aryeh
John L. LaMattina, Ph.D.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 51

Audit Committee Report

The following is the report delivered by the audit committee of the Company’s board of directors with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2015.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including those matters required under Auditing Standard No. 16 (Communications with Audit Committees). In addition, the audit committee has discussed with Grant Thornton LLP their independence from management and the Company, and has received from Grant Thornton LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526.

The audit committee met with Grant Thornton LLP to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Grant Thornton LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited consolidated financial statements be included in this proxy statement and in our annual report for the year ended December 31, 2015.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.
Stephen L. Sabba, M.D., Chairperson of the Audit Committee
David M. Knott
Sunil Patel
Compensation Plans

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services, the 2002 Plan and the Employee Stock Purchase Plan.

The following table summarizes information about our equity compensation plans as of December 31, 2015:

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 52

	(a) Number of securities to be issued upon exercises of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,683,341	34.23	760,032
Equity compensation plans not approved by security holders(2)	—	—	—
	1,683,341	34.23	760,032

(1)	At December 31, 2015, 760,032 and 75,741 shares were available under the 2002 Plan and the Employee Stock Purchase Plan, respectively, for future grants of awards.

(2)	There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.
Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2015, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Pursuant to our audit committee charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review approve all compensation-related policies involving our directors and executive officers.
Transactions with Related Parties

The severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See “Compensation Discussion and Analysis—Severance and Change in Control Arrangements.”

Our certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Pursuant to the management rights letter between Viking Therapeutics, Inc., or Viking, and the Company dated May 21, 2014, the Company nominated Mr. Foehr to serve as a member of Viking’s board of directors. During 2015, in connection with such nomination and Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $22,113 in cash payments and (2) $115,569 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance).

All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by the audit committee or a majority of the independent and disinterested members of the board of directors.

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 53

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, we have determined that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied during the fiscal year ended December 31, 2015.
Deadline For Proposals For Next Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2016 annual meeting of stockholders is December 13, 2016 (120 calendar days in advance of the anniversary of the date of this proxy statement). Stockholders wishing to submit proposals or director nominations that are to be included in such proxy statement and proxy must also do so by December 13, 2016. Stockholders are advised to review our amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Our current amended and restated bylaws are available at the SEC’s website, www.sec.gov, or upon written request to our Corporate Secretary at the address listed below. Stockholder proposals and director nominations should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 N. Torrey Pines Rd. Suite 200 La Jolla CA, 92037.

In addition, the proxy solicited by the board of directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such annual meeting.
Annual Report on Form 10-K

Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our fiscal 2015 Annual Report at http://www.envisionreports.com/LGND, which does not have cookies that identify visitors to the site. A copy of the Annual Report of the Company on Form 10-K for the 2015 fiscal year has been mailed concurrently with this proxy statement to all stockholders that received a copy of the proxy materials in the mail. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Written requests for copies of our Annual Report to stockholders may also be directed to our Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037.
Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by internet.
Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 54

single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to our Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037, or contact our Corporate Secretary at (858) 550-7500. Also, if you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 N. Torrey Pines Rd. Suite 200 La Jolla CA, 92037, or contact our Corporate Secretary at (858) 550-7500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Business

As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ CHARLES S. BERKMAN
Charles S. Berkman
Vice President, General Counsel & Secretary
April 12, 2016

Ligand Pharmaceuticals Incorporated 2016 Proxy Statement ● 55

Appendix A to Ligand Pharmaceuticals Incorporated 2016 Proxy Statement

LIGAND PHARMACEUTICALS INCORPORATED

2002 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 23, 2016)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2002 Stock Incentive Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible persons in the Corporation’s and its Subsidiaries’ service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

    Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.     STRUCTURE OF THE PLAN

A.     The Plan shall be divided into three separate equity incentives programs:

    1.     the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

    2.     the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and

3.    the Other Stock Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents.

B.     The provisions of Articles One, Five and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

A.     The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders (other than non-employee Board members, whose Awards shall be administered by the full Board, as provided below). Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.     Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.     Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.

D.     Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

E.     Notwithstanding the foregoing, the full Board shall administer the Plan with respect to any Awards to the non-employee members of the Board. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Primary Committee or any Secondary Committee under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Primary Committee.

IV.     ELIGIBILITY

    A.     The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs are as follows:

(i)     Employees,

(ii)     non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)     consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B.     Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding and such other terms and conditions of such option as the Plan Administrator determines are appropriate, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the purchase price, if any, and consideration for such shares and such other terms and conditions of such issued shares as the Plan Administrator determines are appropriate, and (iii) with respect to other Awards under the Other Stock Awards Program, which eligible persons are to receive such Awards, the type of Award, the time or times when the issuances are to be made, the number of shares subject to such Award to be issued to each Participant, the vesting schedule (if any) applicable to the Awards, the consideration for such Awards and such other terms and conditions of such Awards as the Plan

Administrator determines are appropriate.

V.     STOCK SUBJECT TO THE PLAN

    A.     Subject to adjustment pursuant to this Section V, the number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 5,479,254 shares, which number shall be reduced at any time by (i) one share for each share subject to any outstanding Award that is not a Full Value Award, and (ii) 1.5 shares for each share subject to any outstanding Award that is a Full Value Award.

B.     No one person participating in the Plan may receive Awards for more than 1,000,000 shares of Common Stock in the aggregate per calendar year. In addition, notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee member of the Board as compensation for services as a non-employee member of the Board during any calendar year of the Corporation may not exceed $550,000, increased to 850,000 in the calendar year of his or her initial service as a non-employee member of the Board. The Plan Administrator may make exceptions to this limit for individual non-employee members of the Board in extraordinary circumstances, as the Plan Administrator may determine in its discretion, provided that the non-employee member of the Board receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee members of the Board.

A.To the extent all or a portion of an Award is forfeited, expires or such Award or portion thereof is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or portion thereof, shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A above. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under Section V.A and will not be available for future grants of Awards: (i) shares of Common Stock tendered by an Optionee or withheld by the Company in payment of the exercise price of an option; (ii) shares of Common Stock tendered by the Optionee or Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right; (iii) shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options. Shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award shall be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A. above. Any shares of Common Stock forfeited by the Participant or repurchased by the Company under Article Three, Section I.C at a price not greater than the price originally paid by the Participant so that such shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A. above. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section V.C, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive stock option under Section 422 of the Code.
D.     If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, and (v) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E.    Subject to Article Two, Section III, Article Three, Section II and Article Four, Section V, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

1.    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;
2.    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
3.    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
4.    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and
5.    To provide that the Award cannot vest, be exercised or become payable after such event.
F.    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.     OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.     EXERCISE PRICE.

    1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

    2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

        (i)     cash or check made payable to the Corporation,

        (ii)     shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,

        (iii)     to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv)    with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

B.     EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.     EFFECT OF TERMINATION OF SERVICE.

    1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

        (i)     Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)     Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

        (iii)     During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

    2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

        (i)     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)     permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D.     STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E.     REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.     LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.     INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Five and Six shall be applicable to Incentive Options. To the extent an option which is designated as an Incentive Option fails to meet the requirements of Section 422 of the Code, then such option shall be treated as a Non-Statutory Option. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.     ELIGIBILITY. Incentive Options may only be granted to Employees.

    B.     DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    C.     10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.     In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

    B.     All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    C.     Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

    D.     Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

    E.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

    F.     The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

    G.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

    H.     The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred

Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

    I.     The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

    A.     PURCHASE PRICE.

    1.     The purchase price per share, if any, shall be fixed by the Plan Administrator.

    2.     Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:

        (i)     cash or check made payable to the Corporation, or

        (ii)     past services rendered to the Corporation (or any Parent or Subsidiary), or

        (iii)     future services to be rendered to the Corporation (or any Parent or Subsidiary).

B.    RESTRICTIONS. Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter.

C.    Forfeiture. Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment or service during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.     All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in

Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

    B.     The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

    C.     The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.     SHARE ESCROW/LEGENDS

    Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

OTHER STOCK AWARDS PROGRAM

I.    STOCK APPRECIATION RIGHTS
A.    A stock appreciation right may be granted to any eligible person selected by the Plan Administrator. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.

B.    A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose. The exercise or base price per share of a stock appreciation right shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date the stock appreciation right was granted.

C.    Subject to Section I.B above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.

D.    Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the date the stock appreciation right was granted.
II.    Dividend Equivalents
Any eligible person selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Plan Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator. Notwithstanding anything to the contrary, dividend equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. In addition, notwithstanding anything to the contrary, no dividend equivalents shall be payable with respect to options or stock appreciation rights.
III.    Restricted Stock Units
The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any eligible person selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator. At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Corporation shall, subject to Article Six, Section V, transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.
IV.    OTHER TERMS
A.    Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.
B.    Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.
C.    An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.
D.    Payments with respect to any Awards granted under this Article Four shall be made in cash, in Stock or a combination of both, as determined by the Committee.
E.    All Awards under this Article Four shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.

V.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.     In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

    B.     Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

    C.     Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

    D.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

    E.     The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.

    F.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G.     The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

PERFORMANCE-BASED AWARDS
I.    PURPOSE
The purpose of this Article Five is to provide the Primary Committee the ability to qualify Awards other than options and stock appreciation rights and that are granted pursuant to the Plan as Qualified Performance-Based Compensation. If the Primary Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article Five shall control over any contrary provision contained in this Plan; provided, however, that the Primary Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article Five.
II.    Applicability
This Article Five shall apply only to those Covered Employees selected by the Primary Committee to receive Performance-Based Awards. The designation of a Covered Employee as an Optionee or a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as an Optionee or a Participant for a particular Performance Period shall not require designation of such Covered Employee as an Optionee or a Participant in any subsequent Performance Period and designation of one Covered Employee as an Optionee or a Participant shall not require designation of any other Covered Employees as an Optionee or a Participant in such period or in any other period.
III.     Procedures with Respect to Performance-Based Awards
To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Primary Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Primary Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Primary Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Primary Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

IV.     Payment of Performance-Based Awards
Unless otherwise provided in the applicable award agreement, an Optionee or Participant must be employed by the Corporation or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Optionee or Participant. Furthermore, an Optionee or a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Primary Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
V.    Additional Limitations
Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE SIX

MISCELLANEOUS

I.     TAX WITHHOLDING

    A.     The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

    B.     The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:

    Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.

    Stock Delivery: The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.     EFFECTIVE DATE AND TERM OF THE PLAN

    A.     The Plan was initially adopted by the Board on March 7, 2002, and became effective on the Original Plan Effective Date. This amended and restated Plan was adopted by the Board on April 5, 2016, and will become effective on the Amended Plan Effective Date.

    B.     The Plan shall terminate upon the earliest to occur of (i) April 4, 2026, or (ii) the termination of all outstanding options in connection with a Change in Control. In the event of the termination of the Plan, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

III.     AMENDMENT OF THE PLAN

    A.     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Except as permitted by Article One, Section V, Article Two, Section III or Article Four, Section V in connection with a transaction specified in Article One, Section V.D or V.E (including, without limitation, any Change in Control, Hostile Take-Over, stock dividend, stock split, extraordinary cash dividend, recapitalization, combination of shares or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights without stockholder approval.

    B.     Awards may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those Awards shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Awards granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.     USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.     REGULATORY APPROVALS

    A.     The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

    B.     No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

C.    All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Board may require that an Optionee or Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.

D.    Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

E.    In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.
VI.     NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII.    COMPLIANCE WITH SECTION 409A OF THE CODE
To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
VIII.    FORFEITURE AND CLAW-BACK PROVISIONS

    A.     Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Plan Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a participant to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Corporation, and (2) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the participant at any time, or during a specified time period, engages in any activity in competition with the Corporation, or which is inimical, contrary or harmful to the interests of the Corporation, as further defined by the Plan Administrator or (iii) the participant incurs a termination of Service for Misconduct; and

    B.     All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Corporation, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

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APPENDIX

The following definitions shall be in effect under the Plan:

    A.     AMENDED PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the approval of the Plan at the 2016 Annual Meeting of Stockholders scheduled to take place on May 23, 2016.

B.    AWARD shall mean an option, stock issuance award, stock appreciation right award, restricted stock unit award or dividend equivalent award granted pursuant to the Plan.

    C.     BOARD shall mean the Corporation’s Board of Directors.

    D.     CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

    (i)     a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

    (ii)     the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

    (iii)     the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

E.     CODE shall mean the Internal Revenue Code of 1986, as amended.

    F.     COMMON STOCK shall mean the Corporation’s common stock.

    G.     CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

H.    COVERED EMPLOYEE shall mean an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

    I.     DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

J.     EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    K.     EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

    L.     FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

    (i)     If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    (ii)     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    M.     Full Value Award shall mean any Award other than an option or a stock appreciation right and that is settled by the issuance of shares of Common Stock.
N.    HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

    (i)     a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

    (ii)     a Hostile Tender-Offer.

    O.     HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

    P.     INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

    Q.     INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

    (i)     such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

    (ii)     such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

    R.     MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

    S.     1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

    T.     NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    U.     OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

V.    ORIGINAL PLAN EFFECTIVE DATE shall mean May 16, 2002, the first business day following the date the Corporation’s shareholders initially approved the Plan.

W.    OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Four of the Plan

    X.     PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Y.     PARTICIPANT shall mean any person who is issued an Award under the Plan other than an option.

Z.    Performance-Based Award shall mean an Award granted to selected Covered Employees which is subject to the terms and conditions set forth in Article Five.
AA.    Performance Criteria shall mean the criteria that the Primary Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(i)    The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), return on assets, return on capital, return on stockholders’ equity, total stockholder return, return on sales, gross or net profit or operating margin, expenses, working capital, earnings per share, adjusted earnings per share, price per share of Stock, regulatory body approval for commercialization of a product, implementation or completion of critical projects, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Primary Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
(ii)    The Primary Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business or segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items related to acquired in-process research and development, items relating to changes in tax laws, items relating to major licensing or partnership arrangements, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations will be made by the Primary Committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

BB.    Performance Goals shall mean, for a Performance Period, the goals established in writing by the Primary Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Corporation performance or the performance of a division, business unit, or an individual.
CC.    Performance Period shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Primary Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
    DD.     PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Awards granted to non-employee Board members, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    EE.     PLAN shall mean the Corporation’s 2002 Stock Incentive Plan, as amended and restated and set forth in this document.

FF.     PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the

Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

GG.     PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

HH.    Qualified Performance-Based Compensation means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
    II.     SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs with respect to eligible persons other than Section 16 Insiders.

    JJ.     SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

KK.     SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    LL.     STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

    MM.     STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

    NN.     STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

    OO.     SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    PP.     10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

    QQ.     WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

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Vote by Internet

- Go to **www.envisionreports.com/LGND**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/LGND

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/LGND** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 9, 2016 to facilitate timely delivery.

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Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote "FOR ALL" Director nominees and "FOR" Proposals 2, 3 and 4:

1. Election of Directors
   Nominees:
   01 Jason M. Aryeh
   02 Todd C. Davis
   03 John L. Higgins
   04 John W. Kozarich
   05 John L. LaMattina
   06 Sunil Patel
   07 Stephen L. Sabba
2. Ratification of Appointment of Independent Registered Accounting Firm.
3. Approval of the amendment and restatement of Ligand Pharmaceuticals Incorporated's 2002 Stock Incentive Plan.
4. Approval, on a non-binding advisory basis, of the compensation of Ligand Pharmaceuticals Incorporated's named executive officers.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/LGND**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 9, 2016.

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 22, 2016.

Vote by Internet

- Go to **www.envisionreports.com/LGND**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR ALL" Director nominees and "FOR" Proposals 2, 3 and 4.

1. Election of Directors

Nominees:

01 - Jason M. Aryeh	02 - Todd C. Davis	03 - John L. Higgins
04 - John W. Kozarich	05 - John L. LaMattina	06 - Sunil Patel
07 - Stephen L. Sabba		

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
2. Ratification of Appointment of Independent Registered Accounting Firm.	☐	☐	☐
3. Approval of the amendment and restatement of Ligand Pharmaceuticals Incorporated's 2002 Stock Incentive Plan.	☐	☐	☐
4. Approval, on a non-binding advisory basis, of the compensation of Ligand Pharmaceuticals Incorporated's named executive officers.	☐	☐	☐

In their discretion, the named proxies are authorized to vote on any other business properly brought before the meeting and at any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIGAND PHARMACEUTICALS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 8:30 a.m. local time at Ligand Pharmaceuticals Incorporated located at 11119 N. Torrey Pines Rd., Suite 200, La Jolla, CA 92037 on Monday, May 23, 2016, or at any postponements or adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)